UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Ovintiv Inc.
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MARCH 23, 2023

A Message From Our Board Chair

Dear Fellow Shareholders:

I am proud to look back on 2022, and reflect on a year that saw remarkable achievements for our Company. Access to affordable and reliable energy has never been more crucial. We take our role in providing safe, affordable, and secure energy seriously and are committed to the efficient and sustainable development of these critical products that make modern life possible.

The Ovintiv team generated net earnings of $3.6 billion, cash from operating activities of $3.9 billion and a company record free cash flow of approximately $2.3 billion. We returned almost $1 billion directly to our shareholders through base dividends and share buybacks. These shareholder returns were supplemented by approximately $1.2 billion of long-term debt reduction throughout the year. The Company also added approximately 450 new premium inventory locations through our organic renewal and bolt-on strategy. This replaced approximately 200% of the inventory we drilled in 2022. This premium inventory renewal, combined with our significant balance sheet progress that removes substantial fixed costs from our business, bolsters our resiliency and reinforces our ability to deliver durable returns to our shareholders.

At Ovintiv, we are committed to developing our resource efficiently and sustainably, while also generating durable returns for our shareholders.

We are making strides that stretch much further than just financial results. Our commitment to being a responsible producer remains resolute and will continue to be a cornerstone of our business. We believe that fostering a culture of innovation, engaging with our external stakeholders and workforce, adhering to the highest standards of conduct and setting measurable near-term targets, supports both the sustainability of our business and also drives better corporate outcomes.

ENVIRONMENTAL

2022 marked 18 years of industry leading transparency in sustainability reporting and the launch of a new interactive sustainability website which supplies extensive environmental performance metrics. We also continued to substantially reduce our Scope 1 & 2 green house gas (“GHG”) emissions intensity and we are well on track with our target to reduce these GHG emissions intensity by 50% by 2030.

SOCIAL

Our talented and dedicated workforce remains a competitive advantage and we are committed to providing our people with a positive and supportive workplace and ongoing career opportunities. With this in mind, we have recently undertaken a number of key initiatives to reinforce our commitment to our team. First, we updated our benefits package to include a more extensive family leave policy that positions us as an industry leader in this category. We have also committed to disclosing extensive gender equality information, recently achieving a top ranking in this category with our inaugural inclusion in the Bloomberg Gender-Equality Index.

2 | 2023 Proxy Statement	Ovintiv Inc.

In addition, we are working to increase ethnic representation within our organization. We are focused on broadening the diversity of our talent through new recruiting practices and enhanced engagement with our communities and educational institutions.

We are also taking decisive action to further improve our safety performance. Safety has always been a foundational value at our Company. Our safety culture includes challenging ourselves to evolve how we approach safety, and regularly re-visiting our policies and practices to ensure they are best in class. In 2022, we conducted an extensive Company-wide safety review via an internal Safety Advisory Task Force as well as an independent third-party review conducted by the Krause Bell Group. Reporting directly to the Executive Team and the Board of Directors, both teams were aligned in their recommendations for several key initiatives which were quickly implemented across the organization. Furthermore, starting in 2023, we have incorporated an additional safety metric in our compensation program. We are resolute in our commitment to support the safety of our workforce, our stakeholders and the communities where we operate.

GOVERNANCE

We continue to adhere to the highest ethical and governance standards across both the U.S. and Canadian markets. Through our ongoing Board refreshment process, we had a director retire and we welcomed a new independent director to the Board in 2022. We remain committed to further enhancing our Board expectations with the continuation of our annual Board and management shareholder outreach program that solicits feedback from two-thirds of our shareholders.

Looking into 2023 and beyond, a few things are clear: global economic uncertainty and volatility are likely to stay, and energy security has entered a new era of importance. At Ovintiv, we are committed to developing our resource safely, efficiently and sustainably, while also generating durable returns for our shareholders. We are focused on delivering our strategy across all aspects of the business and will continue to supply the necessary oil, natural gas and natural gas liquids; building blocks that make modern life possible.

On behalf of the Board, thank you for your investment in our Company.

PETER A. DEA

CHAIR OF THE BOARD

Ovintiv Inc.	2023 PROXY STATEMENT | 3

TABLE OF CONTENTS

5	Annual Meeting of Shareholders

6	Proxy Statement Summary

14	Corporate Governance	30 33 35 37 38 41	Board Committees How We Maintain an Effective Board Human Capital Management Policies and Standards Our Director Compensation Program Securities Ownership
14	ITEM 1. ELECTION OF DIRECTORS
14	How We Build an Effective Board
15	Board Skills Matrix
16	Director Nominees
28	How the Board Operates

44	Executive Compensation
44	ITEM 2. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
45	Compensation Key Principles	52	Compensation Governance
46 46 47 64	Named Executive Officer Pay Mix Components of Our Executive Compensation Program 2022 Compensation Program ITEM 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS	55	Executive Compensation Tables

65	Audit Matters
65 65	ITEM 4. RATIFY PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS Evaluation and Selection of Independent Auditors	65 66 66	Audit Fees and All Other Fees Audit Committee Pre-Approval Policies and Procedures Report of the Audit Committee

67 69 73 77 79 83

Schedule A – Advisory Regarding Non–GAAP Measures

Schedule B – Pay v. Performance Table and Information

Schedule C – Description of Key Terms – Omnibus Incentive Plan

Schedule D – Description of Key Terms – Employee Stock Option Plan

Frequently Asked Questions

Additional Shareholder Information

4 | 2023 Proxy Statement	Ovintiv Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date 8:00 a.m. (Mountain Time) on May 3, 2023	Place Online at www.virtualshareholder meeting.com/ovv2023	Record Date March 7, 2023	The Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about March 23, 2023

Meeting Agenda

Shareholders will be asked to vote on the following proposals at our 2023 Annual Meeting of Shareholders of Ovintiv (the “Meeting”):

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers	ONE (1) YEAR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Record Date

Shareholders at the close of business on the Record Date are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 243,122,665 shares of Ovintiv common stock issued and outstanding.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 23, 2023.

By Order of the Board,

Meghan N. Eilers

Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc.

March 23, 2023

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the internet by following the directions on your proxy card. Internet voting is available 24-hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the card and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders of record as of March 7, 2023 (the “Record Date”) can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2023. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of or at the Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS

The SEC’s “Notice and Access” rule permits Ovintiv to deliver a Notice of Internet Availability of Proxy Materials to shareholders in lieu of paper copies of the company’s Proxy Statement, Annual Report on Form 10-K and related materials (collectively, the “Proxy Materials”). The Notice of Internet Availability of Proxy Materials provides instructions as to how shareholders can access the Proxy Materials through the Internet or, alternatively, request printed copies of the Proxy Materials be sent to them by mail.

Ovintiv Inc.	2023 PROXY STATEMENT | 5

PROXY STATEMENT SUMMARY

This summary is provided for your convenience. It does not contain all of the information you should consider when casting your vote. We encourage you to read this entire Proxy Statement before voting. For additional information, please refer to the 2022 Annual Report on Form 10-K of Ovintiv Inc. (“Ovintiv” or the “Company”) dated February 27, 2023 (the “Annual Report”). Unless noted otherwise, information in this Proxy Statement is as of February 27, 2023. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP (as hereinafter defined) and, therefore, are considered non-GAAP measures (as hereinafter defined and noted by the † symbol). For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

Business Overview

Premium Portfolio

•  Strong cash flow generation from each asset

•  Thoughtfully constructed portfolio focused on assets with competitive returns

Multi-Basin Advantage

•  Cross-basin learnings reinforce innovative culture

•  Operational best practices employed across the portfolio

Multi-Product Commodity Exposure

•  Balanced production across oil, condensate and natural gas

•  Maximized price realizations through market diversification

Select 2022 Highlights

Record Financial Results

Strong capital efficiency, margin maximization, price realizations and cost controls drove approximately $3.9 billion cash from operating activities and $2.3 billion of free cash flow†

Substantial Shareholder Returns Returned almost $1 billion to shareholders through our base dividend and share buybacks

Continued Debt Reduction

Reduced debt by over $1.2 billion. Redeemed entire $1 billion of 2024 notes in June and repurchased $565 million of other senior notes on the open market. Collectively these actions reduced go-forward annualized interest expense by almost $90 million per year

Proven Culture of Innovation

Navigated inflationary cost pressures and supply chain headwinds by relying on a strong culture of innovation. Ovintiv’s leading capital efficiency and substantial free cash flow generation demonstrated Ovintiv’s relentless pursuit of efficiency through innovation

Successful Organic & Inorganic Inventory Additions

Offset inventory consumption in 2022 through tactical bolt-ons and organic assessment and appraisal activities across our portfolio. Ovintiv has >10-year premium inventory of oil and condensate locations and a >20-year inventory of premium natural gas locations

Note:

“Premium”	defined as >35% IRR at $55 WTI and $2.75 NYMGX

6 | 2023 Proxy Statement	Ovintiv Inc.

Key Year-End 2022 Business Metrics

Our Approach to Environment, Social and Governance

Producing safe, affordable and reliable energy both profitably and sustainably is a powerful purpose – one that Ovintiv takes seriously. Our products fuel the world and make modern life possible. Oil, natural gas, and natural gas liquids are essential to every aspect of life from transportation to education and healthcare. It is easy to forget how reliant families and communities across the globe are on oil and natural gas, from the clothes we wear, the food we eat, the mobility we cherish and the electronic technologies we rely on every day. The reliability and affordability of our products combat poverty, enhance quality of life and drive our economies. As a responsible and innovative producer of oil and natural gas, we are committed to drive progress and improve lives. Environment, Social and Governance (“ESG”) is a pillar of our business strategy. Our Board of Directors (the “Board”) and executive leadership team (“ELT”) direct our ESG strategies, monitoring progress and performance through the Board’s committee structure. High standards for ESG excellence are established through our policies and programs, and employees understand the Company’s expectations and are empowered to take ownership of their own performance. By linking employee and executive compensation to ESG and other performance-related metrics, the Board is ensuring every team member is aligned to our continuous improvement. Starting in 2021, we included our methane emissions reductions target in our compensation scorecard. For our 2022 compensation program, we established a Scope 1 & 2 GHG emissions intensity target, further incentivizing our team members to be both innovative and responsible in their daily decision-making.

History of ESG Leadership

Robust and Transparent ESG Disclosure

•  In May of 2022, Ovintiv published its 2021 Sustainability Report, highlighting the Company’s leadership in sustainability and highlighting its significant achievements in various ESG initiatives on our dynamic ESG website to further improve our industry leading transparency and reporting performance.

Ovintiv Inc.	2023 PROXY STATEMENT | 7

OUR KEY ESG INITIATIVES

EMISSIONS

•  Scope 1 & 2 GHG intensity reduction target tied to compensation (benchmarked to 2019).

•  >30% reduction in Scope 1 & 2 GHG intensity at year-end 2022 (benchmarked against 2019 results).

•  Fully aligned with World Bank Zero Routine Flaring by 2030 initiative, ahead of the World Bank target.

TRANSPARENCY

•  18th consecutive year of industry leading sustainability reporting and transparency in 2022.

•  Leading industry-wide initiatives through active trade association engagement with the American Exploration & Production Council, the Canadian Association of Petroleum Producers, and the American Petroleum Institute.

•  Produced disclosures aligned with Task Force on Climate-related Financial Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) guidance.

HUMAN CAPITAL

Our success is a direct result of the talent of our team and our ability to work together to achieve Company goals. We work hard to put our best ideas into action – making energy development more advanced, efficient, safer and sustainable than ever before.

Creating a culture of inclusion is consistent with our long-standing foundational values, and we seek to make sure that every employee has an equal opportunity for success at Ovintiv. We recently expanded our Family Leave of Absence policy from six to 16 weeks paid leave, as well as extended eligibility of this benefit beyond the birth parent. This change reinforces our commitment to a diverse, equitable and inclusive (“DE&I”) workplace, ensures the well-being of our employees, and maximizes the flexibility for unique return-to-work needs. Other employee-focus initiatives included:

•  Supporting Ovintiv LINK, an employee group focused on fostering connections, growth and diversity of perspectives;

•  Advancing our culture of inclusion by conducting employee surveys and focus groups while delivering inclusion training to all leaders; and

•  Continuing successful management of our people through the ongoing COVID-19 pandemic, maintaining strong Company morale and a high staff retention rate.

GOVERNANCE

In 2022, our Board added cybersecurity oversight to the Audit Committee Charter. Now, our Audit Committee has direct oversight of the Company’s information security protocols, policies, and practices. In December, the Board invited a privacy and data security expert to give the Board an update on cybersecurity and corporate best practices for information security.

To learn more about Ovintiv’s sustainability initiatives, please refer to our Sustainability Report, which is available on our website at www.ovintiv.com/sustainability/.

Ovintiv is constantly advancing DE&I initiatives and incorporating employee feedback to make Ovintiv a more inclusive, equitable and diverse company.

8 | 2023 Proxy Statement	Ovintiv Inc.

COVID 19 Response

At Ovintiv, we have the advantage of a steadfast safety culture and a world class safety team that knows how to jump into immediate action. From the onset of the pandemic, we prioritized the physical and mental health of our employees and moved quickly to protect our team while continuing to provide safe, reliable, and affordable energy.

A successful pandemic response was a priority at every level, starting at the top of our organization. Our ELT met regularly with our Pandemic Response Team

(“PRT”) to discuss employee safety and business continuity. For the past three years, our Board has been actively engaged with our executives in providing oversight through this unprecedented situation. The PRT officially stood down on October 1, 2022, leaving in place a legacy of protocols aligned to local regulations and health agency recommendations. Our ELT will continue monitoring COVID-19 pandemic risks and its potential impact to our employees and operations.

Shareholder Engagement

We value shareholder feedback and conduct an annual outreach program allowing investors to engage directly with members of our Board and our management to allow us to understand the factors they consider to be most important when evaluating our Company. We continued this long-standing practice in 2022; shareholders holding collectively more than two-thirds of our outstanding Ovintiv common stock were offered the opportunity to engage with us.

In 2022, we solicited feedback from shareholders holding >67% of our common stock through our annual outreach program with members of the Board and management.

Our Board Chair, Chair of the Human Resources and Compensation Committee (“HRC Committee”), Chair of the Corporate Responsibility and Governance Committee (“CRG Committee”) and members of our ELT and sustainability team were actively engaged in outreach discussions with shareholders. Overall, investors expressed strong support for our strategy and performance. We also gained valuable feedback during these discussions, which was shared with the full Board and its relevant committees. Our Board is committed to constructive engagement, which has led to enhancements in our environmental, social, governance, executive compensation, and disclosure activities that the Board believes are in the best interest of Ovintiv and its shareholders.

Ovintiv Inc.	2023 PROXY STATEMENT | 9

Subject of Discussion	Actions Informed by What We Learned

• Environmental and emission reduction initiatives

The announcement of our 2021 & 2022 emissions targets demonstrates our continued commitment to ESG stewardship. In addition, the Company:

•  achieved its Methane Intensity Reduction Target in 2021, four years ahead of schedule;

•  reduced Scope 1 & 2 GHG emissions intensity by more than 30% at YE 2022 vs. 2019 levels; and

•  adhered to our no routine flaring commitment.

These actions are consistent with our history of implementing emission reduction program changes informed by discussions with shareholders. Our Environment, Health and Safety (“EH&S”) Committee has overall responsibility to review and report to the Board on emission reduction related issues and information, including GHG emissions initiatives.

• Continued Board refreshment, including focus on enhanced Board diversity	The Board has added four new directors (three of which are independent and two that bring gender or racial and ethnic diversity to our Board) in the past two years. Our Board refreshment process remains ongoing.

• Human Capital and focus on Diversity, Equity and Inclusion	We continue to advance our DE&I initiatives across the Company. In addition, the Company continues to implement and update its business practices to foster DE&I across all levels of the organization. The HRC Committee’s charter now expressly includes strategic oversight of social issues, including DE&I.

• Disclosure in our Sustainability Report

We continue to push progress and aim to provide investors and other stakeholders with enhanced transparency into our sustainability practices. During 2022, the Company:

•  published its 18th annual Sustainability Report to our dynamic ESG website, with disclosure informed by sustainability reporting guidance relevant to stakeholders (IPIECA, SASB and TCFD).

Ovintiv’s leadership in industry engagement, transparency and actionable targets were well received during its shareholder engagement.

• Compensation alignment to ESG targets

Drawing from feedback the HRC Committee Chair received directly from shareholders, we implemented a Scope 1 & 2 GHG intensity metric in our 2022 compensation program in addition to our safety and spill intensity metrics. These targets are tied to compensation for all employees and drive real-time sustainability performance.

These actions are consistent with our history of implementing compensation program changes informed by discussions with shareholders. See “Compensation Discussion and Analysis” for additional information.

• Leadership development and succession planning	Over the last three years, Brendan McCracken was promoted to Chief Executive Officer, Rachel Moore to Executive Vice-President, Corporate Services, and most recently, Meghan Eilers to Executive Vice-President, General Counsel & Corporate Secretary. Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession planning and development is overseen by the Board and includes rotations in responsibility, third-party coaching, assigned internal mentors and regular exposure to the Board and ELT.

10 | 2023 Proxy Statement	Ovintiv Inc.

Items of Business

Item 1.  Election of Directors

The Board of Ovintiv has nominated the following individuals for election as directors. Please refer to page 14 in this Proxy Statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Peter A.Dea Age: 69 Colorado Independent Director Since 2010 Chairman Since 2020	Meg A. Gentle Age: 48 Texas Independent Director Since 2020 Committees: Audit and HRC	Ralph Izzo Age: 65 New Jersey Independent Director Since 2022 Committees: CRG and EH&S	Howard J. Mayson Age: 70 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC

Brendan M. McCracken Age: 47 Colorado Non-Independent Director Since 2021	Lee A. McIntire Age: 74 Colorado Independent Director Since 2014 Committees: CRG, EH&S and HRC	Katherine L. Minyard Age: 47 Colorado Independent Director Since 2021 Committees: EH&S and Reserves	Steven W. Nance Age: 66 Texas Independent Director Since 2019 Committees: EH&S (Chair) and Reserves

Suzanne P. Nimocks Age: 63 Texas Independent Director Since 2010 Committees: CRG (Chair) and Audit	George L. Pita Age: 61 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves	Thomas G. Ricks Age: 69 Texas Independent Director Since 2019 Committees: HRC (Chair) and CRG	Brian G. Shaw Age: 69 Ontario Independent Director Since 2013 Committees: Audit and EH&S

The Board recommends that you vote FOR the election of each of our nominees to serve as directors of the Company until the earlier of (i) Ovintiv’s 2024 Annual Meeting of Shareholders; (ii) in each case, their successor is duly elected and qualified; or (iii) in each case, their death, resignation or removal.

Ovintiv Inc.	2023 PROXY STATEMENT | 11

Item 2.  Advisory Vote to Approve Compensation of Named Executive Officers

At the Company’s 2017 annual meeting, shareholders voted, on a non-binding advisory basis, to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, we are asking our shareholders to approve, on a non-binding advisory basis, our named executive officer (“NEO”) compensation for fiscal year 2022 as disclosed pursuant to Item 402 of Regulation S-K.

The Board recommends that you vote FOR this resolution because it believes that the policies and practices described in the “Compensation Discussion and Analysis” section beginning on page 44 of this Proxy Statement are effective in achieving the Company’s goals of aligning pay to performance and to NEOs’ levels of responsibility, encouraging our NEOs to remain focused on both short and long-term financial and strategic goals, and linking NEO performance to shareholder value. The Board will consider the outcome of Item 3 below, but currently expects the next say-on-pay vote following the 2023 annual meeting will be held at the 2024 annual meeting of shareholders.

Item 3.  Advisory Vote on the Frequency of Future Advisory Votes to Approve Compensation of Named              Executive Officers

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that shareholders be provided with the opportunity to vote on a non-binding advisory basis to determine whether future advisory shareholder votes on the compensation of the NEOs (as presented in Item 2) will occur every one, two or three years. We have historically held this “say-on-pay” vote every year. Consistent with our historical practice and in alignment with our desire for regular shareholder feedback about our compensation programs, we are asking our shareholders to approve, on a non-binding advisory basis, that future advisory votes to approve NEO compensation continue to be held every year. The proxy card provides shareholders with four choices on this Item: (ONE (1) YEAR, TWO (2) YEARS, THREE (3) YEARS, or ABSTAIN). The Board recommends that you vote to hold an annual advisory vote to approve NEO compensation every ONE (1) YEAR.

Item 4.  Ratify PricewaterhouseCoopers LLP as Independent Auditors

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2023. A summary of fees paid to PricewaterhouseCoopers LLP for services provided in fiscal years 2022 and 2021 is provided on page 65 of this Proxy Statement. The Board recommends that you vote FOR this ratification.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

Shareholder’s Guide to Voting at the Annual Meeting

The Board is soliciting your proxy to vote your shares at the Meeting on the following matters:

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers	ONE (1) YEAR

4	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

12 | 2023 Proxy Statement	Ovintiv Inc.

CORPORATE GOVERNANCE

Item 1:  Election of Directors: The Board recommends you vote FOR each director nominee

Our Board has a breadth of experience and a wide range of complementary skills that reflects a diversity of perspectives and backgrounds relevant to our industry and strategy. We believe this diverse range of key skills and experiences provide effective oversight of the Company and create long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. Below presents a snapshot of the twelve nominees for election to the Board.

TENURE AGE DIVERSITY INDEPENDENCE	Board Refreshment	Four new members have been elected to the Board in the past two years, three of which are independent. The Board contains a mixture of both experienced directors and newer members.
+4

How We Build an Effective Board

While identifying potential Board members, the CRG Committee takes into consideration a variety of factors including age, gender, ethnicity, professional background, leadership, corporate governance experience, and past industry experiences. Other important considerations include leadership style, judgment and demonstrated strategic thinking. The CRG Committee balances these considerations against its ongoing assessment of our existing directors’ skills, experiences, and characteristics. The CRG Committee and our Board recognize the value of bringing a diverse range of perspectives to the work of overseeing the risks and strategic direction of our Company and formally adopted a Diversity of Board Candidates Policy, which commits the CRG Committee to include female and racially or ethnically diverse candidates in each director search.

The CRG Committee continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to ensure alignment with the Company’s strategic objectives and evolving needs and expectations. Our directors bring a broad range of backgrounds to the Board, with more than half of independent directors coming from industries outside of exploration and production (“E&P”). Ovintiv is fortunate to have a Board that balances institutional knowledge and fresh perspectives.

The CRG Committee believes that the Board should be continually refreshed to introduce new ideas and skill sets that contribute to enhanced Board decision-making and position the Company to effectively adapt to evolving market conditions. In 2020, the CRG Committee reinforced a multi-year strategic Board refreshment process to review Board composition and diversity, assess key skill sets and future requirements aligned with the Company’s strategic plan, ensure the governance processes around renewal were robust and assist with the identification of future qualified director candidates. This led to the addition of Meg Gentle to the Board in December 2020, Katherine Minyard in March 2021, George Pita in July 2021, and Ralph Izzo in September 2022. Mr. Izzo was recommended by a third-party search firm and a non-management director. All four of these recent Board additions bring a depth of experience outside of the traditional E&P space. Our Board’s thorough director orientation and continuing education process complement this refreshment process.

The CRG Committee has a process to ensure qualified nominees recommended by shareholders will receive timely consideration. Please see “Shareholder Proposals and Director Nominations” on page 82 of this Proxy Statement for more details.

14 | 2023 Proxy Statement	Ovintiv Inc.

Board Skills Matrix

The skills and expertise of an effective Board need to align with the strategic priorities of Ovintiv. The below skills matrix is tested and assessed regularly and evolves with the needs of the organization. As shown below, each director nominee brings a balance of perspectives.

	Dea		Izzo		McCracken		Minyard		Nimocks		Ricks

Skills and Expertise		Gentle		Mayson		McIntire		Nance		Pita		Shaw

Accounting and Finance: Experience with financial services or complex financial transactions, including both debt and equity.		✓	✓			✓	✓	✓	✓	✓	✓	✓

Environment, Sustainability & Safety: Environmental/sustainability experience to identify and adapt to strategic and emerging issues necessary to support long-term value creation and ensure the business remains responsible and sustainable in the long-term.

	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Financial Reporting: Audit committee financial expert as defined by the U.S. Securities and Exchange Commission.		✓								✓	✓

Governance/Public Company Board Experience: Governance experience gained through board service or experience as a public company executive.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Human Capital Management: Expertise in compensation design and oversight of social issues, including diversity and inclusion.	✓	✓	✓	✓	✓	✓		✓	✓		✓	✓

Industry: Industry experience that provides valuable perspectives on issues specific to the energy sector as well as managing the operations of the complex E&P business.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Policy and Government Relations: Experience in government relations, public policy or regulatory matters.	✓	✓	✓	✓	✓	✓						✓

Reserves: Experience reviewing externally disclosed natural gas and oil reserves and resources data.	✓	✓		✓	✓		✓	✓			✓

Risk Management: Experience identifying, managing and mitigating corporate risks including cybersecurity.	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓

Technology & Innovation: Experience identifying and capturing new technological advances applicable to our business.	✓		✓	✓	✓	✓		✓	✓	✓

CEO/Sr. Officer Experience: Experience working as a CEO or Senior Executive of a public company.	✓	✓	✓	✓	✓	✓		✓		✓	✓	✓

Background

Tenure	13	3	0	9	2	8	2	4	13	2	4	10

Age	69	48	65	70	47	74	47	66	63	61	69	69

Diversity

Gender	M	F	M	M	M	M	F	M	F	M	M	M

Race/Ethnicity										✓

Ovintiv Inc.	2023 PROXY STATEMENT | 15

Director Nominees

PETER A. DEA Age: 69 Colorado Independent Director Since 2010 Chairman Since 2020

BACKGROUND

Mr. Dea has a 40-year history of leadership and value creation in the E&P industry. He has successfully founded and led both public and private companies, enabling him to share valuable insight on oil and gas operations, sustainability, strategy, and energy-related policy.

Recognized as an industry thought leader and conservationist, he has helped shape policy at the federal and state level. He served on President Clinton’s Energy Team and the Colorado Oil & Gas Task Force (appointed by then-Governor Hickenlooper) and chaired industry trade associations, including Western Energy Alliance and Colorado Oil & Gas Association.

Through personal and professional efforts, Mr. Dea has prioritized sustainability and stewardship. He initiated the Emissions Savings Program at Western Gas Resources in 2008 and, with his family, established a foundation that supports education, science, and conservation causes. He is an active outdoorsman who has climbed all 58 of Colorado’s highest peaks above 14,000 feet.

CURRENT ROLES • Executive Chairman, Confluence Resources LP • Director, Antero Midstream Corporation • Director, Liberty Energy Inc. • Director, Crested Butte Land Trust

PREVIOUS ROLES

•  President and CEO, Cirque Resources LP

•  CEO and Director, Western Gas Resources LP

•  CEO and Chairman, Barrett Resources Corporation

•  Trustee, The Nature Conservancy (Colorado)

•  Trustee and Chair, Denver Museum of Nature & Science

•  Co-Chair, ACE Scholarships

•  Director, Echostar Communications Inc.

•  Trustee, Western Colorado University

EDUCATION AND CREDENTIALS • Advanced Management Program, Harvard University • MSc, Geology, University of Montana • BA, Geology, Western Colorado University

RECOGNITION

•  Western Energy Alliance Wildcatter of the Year

•  Member of the Rocky Mountain Oil and Gas Hall of Fame, the All American Wildcatters Club and The Explorers Club

•  Colorado Oil & Gas Association Lifetime Achievement Award

•  Western Colorado University Award for Excellence

•  American Association Petroleum Geologist “Heritage of the Petroleum Geologist” Honoree

SKILLS AND EXPERTISE

Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

16 | 2023 Proxy Statement	Ovintiv Inc.

MEG A. GENTLE Age: 48 Texas Independent Director Since 2020 Committees: Audit and HRC

BACKGROUND

Ms. Gentle is an energy expert with focused experience in finance, business development and gas marketing and infrastructure. She combines deep experience with publicly traded companies (serving in numerous senior management positions) with her current role as Executive Director of HIF Global – a decarbonization company developing projects to produce carbon neutral eFuels from green hydrogen and recycled carbon dioxide.

Ms. Gentle’s experience with HIF Global gives her unique insights into climate risks, mitigation and strategy, among other sustainability-related initiatives. Prior to HIF, in her leadership roles at Cheniere Energy, she developed large-scale energy infrastructure projects that transformed the U.S. into the largest supplier of natural gas to the international market and the world leader in delivering lower carbon energy.

Her interest in global markets and foreign policy began in college and is one of the many connecting points throughout her career. After serving as an analyst at Pace Global, she conducted international business development and strategic planning for Anadarko Petroleum Corporation.

She now shares her international expertise in her non-profit work, serving on the Board of Directors for the Atlantic Council, a think tank devoted to shaping policy choices and strategies. Additionally, her work with the Council on Foreign Relations provides her an opportunity to help citizens better understand the world and the foreign policy choices facing the U.S. and other countries.

CURRENT ROLES

•  Executive Director, HIF Global

•  Director, The Atlantic Council

•  Director, Council on Foreign Relations

•  Executive Committee (Board of Visitors), University of Texas MD Anderson Cancer Center

•  Director, White House Historical Association

•  Director, Casa de Esperanza de los Niños (House of Hope for Children)

PREVIOUS ROLES

•  President and CEO, Tellurian Inc.

•  Director, Tellurian Inc.

•  Director, Cheniere Energy Partners L.P.

•  Various leadership roles with Cheniere Energy, Inc., including:

•  EVP Marketing

•  Senior VP and CFO

•  Senior VP - Strategic Planning & Finance

•  Director, U.S. India Business Council

	EDUCATION AND CREDENTIALS • MBA, Finance, Rice University • BA, Economics and International Affairs, James Madison University	RECOGNITION • Widely sought after speaker on global energy, natural gas, hydrogen, energy transition and finance

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	CEO/ Sr. Officer Experience

Ovintiv Inc.	2023 PROXY STATEMENT | 17

RALPH IZZO Age: 65 New Jersey Independent Director Since 2022 Committees: CRG and EH&S

BACKGROUND

Mr. Izzo is a well-known leader in the utility industry and a national energy policy expert. He brings 30-plus years of experience in strategic planning, finance, risk management and public policy to the Board, as well as experience leading large, regulated companies.

Mr. Izzo most recently served as the Executive Chair of Public Service Enterprise Group Incorporated (PSEG), having previously retired as its President and CEO. In this leadership role, he was a strategic advisor to the publicly traded, diversified energy holding company, whose largest subsidiary is a utility company providing affordable, reliable energy to major U.S. East Coast cities.

He has diverse experiences across the energy industry, including roles with alternative and emerging energy technologies. This unique background provides valuable perspectives on the future global transition to lower carbon solutions. He is also a member of the U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee and the former chair of the Nuclear Energy Institute.

Throughout his career, Mr. Izzo has been committed to leading companies and communities toward a more sustainable path. He worked alongside PSEG’s 12,500 employees, delivering on the company’s vision for universal access to cleaner, more reliable, resilient and affordable energy. Today, he engages in energy policy matters and advises several utility and energy companies on a more energy-efficient future.

CURRENT ROLES

•  Director, Bank of New York (BNY) Mellon

•  Director, TerraPower, LLC

•  Member, U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee

•  Director, Liberty Science Center

•  Director, New Jersey Performing Arts Center

•  Dean’s Advisory Board, Columbia University School of Engineering and Applied Science

•  Trustee, Princeton University Andlinger Center on Energy and Environment

•  Trustee, Peddie School

•  Director, Community Food Bank of New Jersey

PREVIOUS ROLES

•  Executive Chair, Public Service Enterprise Group Incorporated (PSEG)

•  Director, The Williams Companies, Inc.

•  Director and Chair, Nuclear Energy Institute

•  Director, Edison Electric Institute

•  Director, Nuclear Energy Insurance LLC

•  Chair, New Jersey Chamber of Commerce

•  Chair, Board of Governors, Rutgers University

•  Various leadership roles with PSEG, including:

•  Chairman of the Board

•  President and CEO

•  President and COO

EDUCATION AND CREDENTIALS

•  PhD, Applied Physics, Columbia University

•  MBA, Finance, Rutgers Business School

•  MS, Mechanical Engineering, Columbia University

•  BS, Mechanical Engineering, Columbia University

RECOGNITION

•  Elected to the New Jersey Hall of Fame

•  2022 Recipient of the US Energy Award, US Energy Association

•  2022 Lifetime Achievement Award, Platts Global Energy

•  Proclamations of Thanks and Congratulations for Career Accomplishments, Governor of New Jersey and the State Senate

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

18 | 2023 Proxy Statement	Ovintiv Inc.

HOWARD J. MAYSON Age: 70 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC

BACKGROUND

Mr. Mayson is a senior E&P executive with over 45 years in business management, leadership and technology underpinned by a strong technical and operational background. His career has touched most of the world’s major oil and gas producing areas.

He has been a keen advocate of technology ever since he wrote his Master’s thesis on fracture mechanics at the Massachusetts Institute of Technology (MIT) and technology has been an important thread throughout his career. He has a background in reservoir engineering and he has been responsible for the technical due diligence of major M&A deals as well as field and basin commercialization. More recently he also has been involved in the energy transition space including hydrogen, CCS and geothermal.

Mr. Mayson has held leadership positions in the U.S and abroad, often times in unfavorable settings. He led BP’s E&P Technology organization and was also responsible for the global subsurface function which included Corporate Reserves and leader for more than 2,500 technical professionals.

He has shown strong commitment to environmental protection in professional settings, particularly overseas, where standards can be lax. On a personal front he is an avid outdoor enthusiast who most enjoys mountaineering and long-distance trail running. Some of his many accomplishments in the last decade include climbing all 58 of Colorado’s peaks higher than 14,000 feet and finishing more than 100 marathons/ultramarathons.

CURRENT ROLES • Advisory Board member and Operating Partner, Azimuth Capital Management LLC. • Director of private energy-related companies in the U.K. and Canada

PREVIOUS ROLES

•  Various leadership roles with BP p.l.c., including:

•  SVP, E&P Technology

•  CEO, BP Russia

•  Business Unit Leader, BP Angola

•  Director, E&P Tech Group, U.K./U.S.

•  Senior roles in L-48 and Alaska

•  Chair, Industrial Advisory Board, Institute of Petroleum Engineering

	EDUCATION AND CREDENTIALS • Graduate, Wharton Advanced Management Program, University of Pennsylvania • MSc, Mechanical Engineering, MIT • BEng (Hons), Engineering, University of Sheffield	RECOGNITION • Awarded an Honorary Doctor of Engineering by Scotland’s Heriot-Watt University in 2008

SKILLS AND EXPERTISE

Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2023 PROXY STATEMENT | 19

BRENDAN M. MCCRACKEN Age: 47 Colorado Non-Independent Director Since 2021

BACKGROUND

Mr. McCracken joined the Board upon his appointment as Ovintiv President and CEO in August 2021. Since joining the Company more than 25 years ago, he has held increasing levels of responsibility in key operational, financial, and strategic roles across the enterprise.

While at Ovintiv, he has helped define and lead Company strategy, managed business units in the U.S. and Canada and was integral in building industry-leading technical and operating capabilities at the Company. He also spearheaded stakeholder engagement through leadership of the corporate investor relations team.

Under Mr. McCracken’s leadership, Ovintiv established a leading health and safety culture and set an ambitious greenhouse gas (GHG) emissions reduction target. He continued this work industry-wide, helping to develop climate-related initiatives through his work as a director and member of the executive committee of the American Exploration and Production Council (AXPC).

Mr. McCracken is a driven, disciplined and committed leader. His extensive industry expertise, demonstrated track record, and strategic experience make him well qualified to serve as a director.

CURRENT ROLES

•  President & CEO, Ovintiv Inc.

•  Director and Executive Committee Member, American Exploration and Production Council

•  Governor and Executive Committee Member, Canadian Association of Petroleum Producers

•  Director, American Petroleum Institute

PREVIOUS ROLES

•  Various senior leadership roles with Ovintiv, including:

•  President

•  EVP, Corporate Development and External Affairs

•  VP, General Manager of Canadian Operations

•  VP, Investor Relations

•  Director, Calgary Philharmonic Orchestra

	EDUCATION AND CREDENTIALS • MBA, University of Oxford • BSc, Mechanical Engineering, Queen’s University • P. Eng. Member, Association of Professional Engineers and Geoscientists of Alberta	RECOGNITION • Avenue magazine Top 40 under 40 • Oilweek magazine Rising Star • Member, Governor General’s Canadian Leadership Conference

SKILLS AND EXPERTISE

Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

20 | 2023 Proxy Statement	Ovintiv Inc.

LEE A. MCINTIRE Age: 74 Colorado Independent Director Since 2014 Committees: CRG, EH&S and HRC

BACKGROUND

Mr. McIntire started his career as an engineer, eventually advancing to serve as CEO for three large energy and engineering companies. From leading Bill Gates’ nuclear energy initiative to leading two engineering companies as an interim CEO, each with 30,000 employees, Mr. McIntire is a strategic leader who delivers organizational growth. His strengths include engineering and operational expertise; human capital management; alternative energy, water management and sustainability leadership; and enterprise risk management (ERM).

He most recently served as interim CEO at McDermott International, Ltd., a privately held company that provides engineering and construction solutions to the energy industry. In his role as director and then CEO, he offered consistent and strategic leadership to the company’s more than 40,000 employees during a time of transition. He also led McDermott through a consequential cybersecurity event and the adoption of a mitigation plan to better protect the company in the future.

Mr. McIntire’s resume includes growing large, global businesses. As chairman, CEO and president of CH2M Hill, the company doubled its revenues under his tenure and expanded to more than 100 countries. His leadership footprint covered more than 30,000 employees.

His energy experience includes a focus on alternative energies, particularly nuclear. As CEO of TerraPower, he advanced nuclear energy through investment in and development of groundbreaking technologies. This role, and his later position on the Board of Directors, provided significant insight into the intersection of electricity and sustainability, climate change strategy and the impact of technology on a lower carbon future.

CURRENT ROLES • Director, McDermott International, Ltd.

PREVIOUS ROLES

•  CEO, McDermott International, Ltd.

•  CEO and Director, TerraPower, LLC

•  Various leadership roles with CH2M HILL, including:

•  Chairman of the Board

•  CEO and President

•  COO

•  Various leadership roles with the Bechtel Group, Inc., including:

•  Executive Vice President

•  Partner

•  Member of the Board of Directors

•  Director, Nuclear Energy Institute

•  Director, BAE Systems (British Aerospace)

EDUCATION AND CREDENTIALS • Graduate, Dartmouth Executive Program (Tuck School of Business) • MBA, Thunderbird School of Global Management (Arizona) • BSc, Civil Engineering, University of Nebraska

RECOGNITION

•  Former executive-in-residence at University of California, Davis (Graduate School of Business)

•  Advisor to the National Academies of Sciences, Engineering and Medicine (President’s Circle)

•  Advisor to the Denver Art Museum

•  Presidential appointee to the U.S.-Brazil CEO Forum

•  Woodrow Wilson Award for Global Corporate Citizenship

•  Korbel Award for International Business

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Public Policy & Government Relations	Industry	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2023 PROXY STATEMENT | 21

KATHERINE L. MINYARD Age: 47 Colorado Independent Director Since 2021 Committees: EH&S and Reserves

BACKGROUND

Ms. Minyard brings the mindset of an energy investor to the boardroom. Her career has been focused on analyzing the impact of capital allocation on equity value, with an emphasis on the energy, natural resources and industrials sectors.

Most recently, she was an Investment Principal and Partner at Cambiar Investors, a long-only, relative value-focused global asset manager. She sponsored investments in publicly-traded equities of companies across a variety of business models in the international energy, metals and mining, industrials, basic materials and utilities sectors, while leading the Europe Select strategy as a portfolio manager. She regularly engaged with company management teams and investors to assess the impact of investments and capital allocation decisions on underlying equity value, strategic positioning and market valuation.

Prior to joining Cambiar, Ms. Minyard was an Executive Director on the Equity Research Team at J.P. Morgan, where she covered U.S. Integrated Oil, Refining, Canadian Oil and U.S. E&P companies. As a sell-side analyst, she produced original research for the investment community focused on assessing the impact of macroeconomic factors, competitive dynamics and corporate decisions on the market valuation of companies under her coverage.

She has also served as a mentor for small companies, including in the renewable energy space, working to create effective communications with potential investors.

PREVIOUS ROLES • Investment Principal and Partner, Cambiar Investors • Executive Director, Equity Research, J.P. Morgan • Various roles with consulting firms, Accenture and McKinsey & Company
EDUCATION AND CREDENTIALS • CFA charterholder • MBA, INSEAD Business School (France) • BS, Applied Mathematics, Texas A&M University

SKILLS AND EXPERTISE

Accounting & Finance	Governance/ Public Company Board Experience	Industry	Reserves

22 | 2023 Proxy Statement	Ovintiv Inc.

STEVEN W. NANCE Age: 66 Texas Independent Director Since 2019 Committees: EH&S (Chair) and Reserves

BACKGROUND

Mr. Nance is President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company. He brings direct insights into the oil and gas industry from both a public and private perspective. Mr. Nance has extensive governance, M&A and shareholder engagement experience having served as Lead Director of Newfield Exploration Company when it merged with Ovintiv in 2019.

In his more than 10-year career as a corporate director, he has served on boards of both public and private companies, helping to instill best-in-class governance practices and participating in numerous committees including Compensation, Governance, Audit and Reserves. He has also chaired the EHS / Safety Committees for three public companies, bringing value through both his leadership and engineering perspective.

Mr. Nance began his career as a petroleum engineer, holding increasingly senior positions of leadership with several U.S. independent oil and gas companies. In these roles, he helped develop and adopt cutting edge technology for more efficient drilling and production operations. During his time at Peoples Energy Production Company, he led the development of reporting systems (accounting, financial and governance) and grew the company from $50 million in assets to approximately $1 billion.

After retiring from his corporate career, Mr. Nance leveraged his significant C-level experience to build a consulting business providing coaching and leadership development to executives, including assisting with succession planning and strategic direction.

He continues to share his passion for engineering and the energy industry through his involvement with the next generation of talent. From previously volunteering with Texas Tech’s engineering programs to emceeing an annual intern event hosted by the Offshore Energy Center, he is an avid spokesperson for the opportunities available in the oil and gas industry.

CURRENT ROLES • President and Manager, Steele Creek Energy, LLC • Society of Petroleum Engineers

PREVIOUS ROLES

•  Director, Newfield Exploration Company

•  Director, Cloud Peak Energy, Inc.

•  Director, The Williams Companies, Inc.

•  Trustee, Independent Petroleum Association of America (IPAA)

•  President, Chairman and CEO, XPLOR Energy

•  President, Peoples Energy Production Company

•  Vice President, Burlington Resources, Inc.

•  Industry Advisory Board member, Petroleum Engineering at Texas Tech (former chair)

•  Dean’s Council, Whitacre College of Engineering, Texas Tech

•  Director, The Center for Performing Arts at The Woodlands

	EDUCATION AND CREDENTIALS • BSc, Petroleum Engineering, Texas Tech University	RECOGNITION • Academy of Petroleum Engineering inductee, Texas Tech • Distinguished Engineer honoree, Texas Tech • Harold Winkler Lifetime Achievement Award for Petroleum Engineering, Texas Tech

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2023 PROXY STATEMENT | 23

SUZANNE P. NIMOCKS Age: 63 Texas Independent Director Since 2010 Committees: CRG (Chair) and Audit

BACKGROUND

Ms. Nimocks has more than 12 years of experience serving as a director for companies across industries and around the globe. She uses her consulting background and director expertise to chair Ovintiv’s Corporate Responsibility & Governance Committee, responsible for the Company’s ethical conduct, Board makeup and ESG issues. She is committed to shareholder engagement, interfacing with investors and helping to ensure shareholder feedback is shared around the Board table.

She is also a director of Brookfield Infrastructure Partners, one of the largest owners and operators of global infrastructure networks and the Lead Independent Director for Owens Corning, a global Fortune 500 building and construction materials products company. Throughout her Board service, both present and past, she has shown consistent dedication and leadership. She has chaired six committees of differing focus areas (from EH&S to Compensation to Finance) and led numerous CEO transitions across public, private and not-for-profit institutions.

Previously a Senior Partner with McKinsey & Company, her strategic consulting practice covered corporate strategy, operations, human resources, M&A, finance and risk management. She was a global leader in the firm’s international Oil and Gas, Electric Power, Renewables (wind, solar, and geothermal) and Risk Management practices. She also served on the firm’s many global personnel committees, shaping internal leadership development.

Ms. Nimocks is an advocate for advancing women in the workforce and DE&I initiatives. She remains a Senior Advisor to McKinsey, offering strategic direction on leadership development and DE&I. She is also the co-founder of, and serves on the global advisory board for, Advancing Women Executives — an organization that partners with Fortune 1000 companies to create sustainable workplace cultures that accelerate the careers of women and underrepresented professionals.

CURRENT ROLES

•  Director, Brookfield Infrastructure Partners

•  Lead Independent Director and Chair of the Nomination and Governance Committee, Owens Corning

•  Senior Advisor, McKinsey & Company

•  Co-founder and Advisory Board Member, Advancing Women Executives

•  Trustee, Texas Children’s Hospital

PREVIOUS ROLES

•  Director, Valaris plc

•  Director, ArcelorMittal

•  Director, AXIP Energy Services (private)

•  Various leadership roles with McKinsey & Company, including:

•  Director (Senior Partner)

•  Managing Partner, Houston Office

•  Member, Global Senior Partner Election Committee

•  Board Chair, Houston Zoo

•  Director and Chair of Environmental Committee, Greater Houston Partnership (one of the largest chambers of commerce in the U.S.)

•  Trustee, St. John’s School

•  Director, United Way of the Texas Gulf Coast

•  Trustee, Kay Bailey Hutchison Center for Energy Law and Business, University of Texas

	EDUCATION AND CREDENTIALS • MBA, Harvard Graduate School of Business • BA, Economics, Tufts University	RECOGNITION • 2018 Most Influential Directors, Women Inc. • Most Influential Women in Energy, Houston Business Journal

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Risk Management	Technology & Innovation

24 | 2023 Proxy Statement	Ovintiv Inc.

GEORGE L. PITA Age: 61 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves

BACKGROUND

Mr. Pita brings notable business and financial and operational acumen to his Board appointment. His experience was gained over a more than 40-year career as a Chief Financial officer of both public and private entities. Areas of expertise include capital market equity and debt transactions, merger and acquisitions, corporate strategy and finance, SEC reporting, and investor and debt rating agency relations. He uses this expertise to chair Ovintiv’s Audit Committee.

Most recently, he serves as Executive Vice President and CFO of MasTec, Inc., a Fortune 500 North American infrastructure company and the largest renewable power contractor in the U.S. (specializing in wind, solar and biomass facilities). During his tenure he provided the strategic thinking and vision to grow the company’s annual revenue from less than $4 billion (when he joined the company in 2013) to an expected annual revenue of approximately $13 billion in 2023.

He also oversaw MasTec’s ESG assessment and reporting and was heavily engaged in enterprise risk management (ERM) activities. He helped guide cybersecurity risk, mitigation and controls – experience he also shares with Goodwill Industries as a director on its Cyber and Technology Committee.

Prior to his experience at MasTec, Mr. Pita held EVP and CFO roles at large consumer products companies, including Stuart Weitzman Holdings LLC, Perry Ellis International and Sunglass Hut International. He began his career at Arthur Andersen as a certified public accountant (CPA), a license that he has held for more than 35 years.

CURRENT ROLES

•  EVP and CFO, MasTec, Inc.*

•  Director and Chair of Audit Committee, Jupiter Acquisition Corp.

•  Advisory Board, Accounting School, University of Miami

•  Director, Easter Seals of South Florida

•  Director and Chair of Audit Committee, Goodwill Industries of South Florida

•  Member, Latino Corporate Directors Association

•  Member, Digital Directors Network (group specializing in cybersecurity and other technology matters)

PREVIOUS ROLES

•  EVP and CFO, Stuart Weitzman Holdings LLC

•  Various leadership roles with Perry Ellis International, including:

•  EVP and CFO

•  SVP Strategic Planning

•  SVP Direct Retail, ASI and wholesale golf operations

•  Various leadership roles with Sunglass Hut International, including:

•  EVP and CFO

•  VP Finance, Chief Accounting Officer

•  VP International Business Development

•  Various roles with Arthur Andersen, including Senior Audit Manager

EDUCATION AND CREDENTIALS • BA, Accounting, University of Miami

RECOGNITION

•  2022 Latino Leaders, CSuite Magazine

•  2021’s 100 Most Influential Latinos in Energy, Latino Leaders

•  Top-Rated CFO in 2022 & 2023, Institutional Investor Magazine, Mid Cap E&C (MasTec also rated Most Honored Company, IR Program in Mid Cap E&C, 2022 & 2023)

•  All American Executive Team (MasTec), Institutional Investor Magazine, Mid Cap E&C, 2018, 2019, 2020, 2021, 2022, 2023

•  2017 Turnaround Achievement Award (MasTec), South Florida Business Journal

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Financial Reporting	Governance/ Public Company Board Experience	Industry	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

*	Mr. Pita has announced his retirement from MasTec, Inc., to be effective March 31, 2023.

Ovintiv Inc.	2023 PROXY STATEMENT | 25

THOMAS G. RICKS Age: 69 Texas Independent Director Since 2019 Committees: HRC (Chair) and CRG

BACKGROUND

Mr. Ricks brings the mindset of the institutional investor to the boardroom, sharing his experience in portfolio management, asset allocation, risk management and thematic investing. After following an unconventional path (from international banking in Asia to finance roles to high-net worth and public institution capital/wealth management), he appreciates the importance and complexity of balancing ESG overlays with portfolio investment objectives.

Mr. Ricks uses his capital management expertise to chair Ovintiv’s Human Resource and Compensation Committee, and frequently engages with shareholder’s, soliciting feedback on the Company’s executive compensation program which is shared around the Board table.

He served as Chief Investment Officer (CIO) of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. He was also CEO of The University of Texas Investment Management Company (UTIMCO), where he was responsible for the management of $15 billion of endowment and operating funds.

Mr. Ricks joined the Ovintiv Board in 2019 following the acquisition of Newfield Exploration Company. He also serves as a director of Sensei Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company, building upon his significant board leadership experience.

CURRENT ROLES • Director, Sensei Biotherapeutics, Inc. EDUCATION AND CREDENTIALS • MBA, University of Chicago • BA, Economics, Trinity College

PREVIOUS ROLES

•  Director, Ocean Institute

•  CIO, H&S Ventures LLC

•  CEO, The University of Texas Investment Management Company

•  Various leadership roles with the University of Texas System, including:

•  Vice Chancellor, Asset Management

•  Executive Director, Finance and Private Investments

•  Director, Newfield Exploration Company

•  Director, Argus Pharmaceuticals

•  Director, LifeCell Corporation

•  Director, BDM International

•  Investment Advisor, University of California-Irvine Foundation

•  Investment Advisor, St. David’s Foundation

SKILLS AND EXPERTISE

Accounting & Finance	Environment, Sustainability & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Reserves	Risk Management	CEO/ Sr. Officer Experience

26 | 2023 Proxy Statement	Ovintiv Inc.

BRIAN G. SHAW Age: 69 Ontario Independent Director Since 2013 Committees: Audit and EH&S

BACKGROUND

Mr. Shaw brings deep experience in capital markets and investing as the former Chairman and CEO of a league-leading capital markets business at CIBC, one of Canada’s major banks. From the initial perspective of the trading desk, he ultimately led its global equity division, including both client-facing and proprietary trading functions.

Mr. Shaw shares his investment strategy expertise gained from building and executing arbitrage strategies and leading an institutional equities and research division. His role as CEO also gave him experience managing an international regulatory environment and leading a significant workforce of 2,500 full-time employees.

Now a private investor, he continues to apply his experiences identifying emerging opportunities and appreciating the investor mindset, serving as a key advisor to asset managers and investment-oriented enterprises. He also stays engaged with Canadian markets, lending this knowledge to the Board of Directors and Ovintiv’s Canadian operating team.

CURRENT ROLES • Director, Manulife Bank of Canada • Director, Manulife Trust Company

PREVIOUS ROLES

•  Chairman and CEO, CIBC World Markets Inc.

•  Director, NuVista Energy Ltd.

•  Director, Patheon Inc.

•  Director, PrairieSky Royalty Ltd.

•  Director, Lakeview Mortgage Funding Inc.

•  Director, Toronto Symphony Orchestra Director, Toronto CFA Society

EDUCATION AND CREDENTIALS • Chartered Financial Analyst • MBA, University of Alberta • BComm, University of Alberta

RECOGNITION

•  Serves on multiple Advisory Boards within asset management and financial advisory, including Sionna Investment Managers, Prime Quadrant, Hillmount Mortgage Fund, Fulcra Asset Management, among others

•  Regular speaker on the University circuit, including the Inaugural Trader in Residence, McMaster University

SKILLS AND EXPERTISE

Accounting & Finance	Governance/ Public Company Board Experience	Human Capital Management	Public Policy & Government Relations	Risk Management	CEO/ Sr. Officer Experience

Ovintiv Inc.	2023 PROXY STATEMENT | 27

How the Board Operates

The Board is responsible for overseeing Ovintiv’s overall business and for stewarding our operations and strategic objectives in a manner consistent with shareholder interests.

Overview of Board Leadership Structure

Independent Chair of the Board

All of our directors are independent, with the exception of our CEO

Active participation and engagement by all directors

All of the members of the Audit, CRG, EH&S, HRC and Reserves Committees are independent

Half of the members of the Audit Committee are financial experts

The responsibilities of the Board are more fully described in the Board of Directors’ Charter. The Board of Directors’ Charter, as well as the charters of each Board committee, are available on Ovintiv’s website at https://www.ovintiv.com/charters-guidelines/.

Our Governance Best Practices

Declassified Board with each director elected annually; no slate voting	Separation of Board Chair and CEO roles	No interlocking directorships with other reporting issuers

Chair of the Board, committee chairs and committee members are all independent	No dual-class shares	Prohibition on hedging or pledging for directors and executives

Evaluation of Board, committee and director performance periodically conducted by a third party	Executive incentive compensation clawback policy to be updated with new SEC requirements	Annual advisory vote on executive compensation

Executive sessions held by independent directors at regular Board and committee meetings	Business Code of Conduct and comprehensive ethics and compliance program	Proxy access right

Majority voting for directors in uncontested elections	Stock ownership guidelines for executives and directors	Proactive shareholder engagement

Independent Chair of the Board

Our bylaws require the separation of the Chief Executive Officer (“CEO”) and the Chair of the Board (the “Board Chair”) roles. The Board Chair must be independent and is appointed by the Board based on a CRG Committee recommendation. The Board Chair is responsible for ensuring the effective functioning of the Board and serves as the primary liaison between independent directors and the CEO. In addition, the Board Chair serves as an Ex Officio member of the Board’s committees. In that capacity, the Board Chair may vote when necessary to achieve a quorum. General guidelines for the Board Chair, committee Chairs and CEO are available on our website at

https://www.ovintiv.com/committee-chair-general-guidelines

and https://www.ovintiv.com/ceo-general-guidelines.

28 | 2023 Proxy Statement	Ovintiv Inc.

Director Independence

Our Corporate Governance Guidelines require that the Board consist of a majority of independent directors. Apart from our CEO, all of our director nominees are independent. To determine whether a director is “independent,” the Board applies the following criteria:

•	the director must not have a disqualifying relationship, as specified by applicable securities laws and stock exchange rules; and
•	the director must not have a material relationship with Ovintiv directly, or as an officer, shareholder or partner of an organization that has a relationship with Ovintiv.

When determining director independence, the Board does not consider transactions: (i) involving less than $120,000; (ii) with entities for which a director or immediate family member served only as a director or trustee; and (iii) with entities in which a director’s or an immediate family member’s only interest is less than a 10% ownership interest.

Risk Oversight

As part of its charter, the Board is responsible for oversight of Ovintiv’s enterprise risk management processes, which are governed by the Corporate Risk Management Policy. The policy ensures that short-term, intermediate-term and long-term risks are evaluated properly and the policy outlines the Board’s responsibilities to ensure (i) a system is in place to identify the principal risks to Ovintiv and the best practical procedures are in place to monitor and mitigate these risks and (ii) review Ovintiv’s quarterly corporate risk reports and related material that identifies the significant risks to Ovintiv and the mitigation strategies in place. Board committees help discharge this responsibility by managing issues under their purview and reporting regularly to the full Board. The committees review policies and practices relevant to their assigned risk management areas and work closely with management to ensure key controls and processes are in place. The Board receives regular updates from its standing committees on individual categories of risk and receives a report periodically from the Chair of the Audit Committee about oversight efforts and coordination. The Board frequently consults with outside experts and advisors to re-asses the Company’s risk environment (see “Director Continuing Education in 2022” on page 34), and the Audit Committee regularly recieves updates from the Vice-President of Legal and Compliance, who reports directly to the General Counsel.

In 2022, our Board added cybersecurity oversight to the Audit Committee Charter. Now, our Audit Committee has direct oversight on the Company’s information security protocols, policies, and practices. In December, the Board invited a privacy and data security expert to give the Board an update on cybersecurity and corporate best practices for information security.

Oversight of ESG

Oversight of ESG matters is a key component of the Board’s risk oversight function. The Board also offers guidance on Ovintiv’s ESG disclosures, including our

Sustainability Report. Three of the Board’s standing committees provide further oversight and guidance on different aspects of Ovintiv’s key ESG matters.

CRG Committee	EH&S Committee	HRC Committee

The CRG Committee actively assists the Board in refining and enhancing Ovintiv’s ESG governance framework. One of its key objectives is to ensure an integrated approach among the committees to support the full Board on ESG matters. It is also responsible for ensuring the Company’s continuing commitment to good business conduct, including ESG issues and ethics.

The EH&S Committee focuses its oversight on occupational health, safety, environment and security of personnel and physical assets. It has overall responsibility to review and report to the Board on climate-related issues and information, such as GHG emissions.

The HRC Committee’s charter now expressly includes strategic oversight of social issues, including DE&I. It also oversees the Company’s compensation program, monitoring for alignment with our strategic and business objectives, shareholder interests and compensation governance developments. This committee is also responsible for incorporating emissions-related targets tied to employee compensation.

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Continuing ESG Education

In addition to providing oversight of ESG matters, the Board is committed to listening to shareholders’ and other key stakeholders’ input on sustainability and ESG issues. Recent shareholder engagement led to a commitment by Ovintiv to publish additional disclosures addressing the Company’s methane detection and measurement methodologies. In October of 2022, the Board traveled to our operations in the Montney to interact first-hand with employees driving emissions reduction.

The Board members were hosted by the Company’s Montney operations team and joined by the ELT and members of the senior leadership team. On their visit, the directors heard from several subject matter experts as they toured the Grand Prairie Operations Control Center, the Pipestone Processing Facility, a producing wellsite, and an active completions site in Dawson south.

Board Committees

Our Board currently has five committees, all comprised of independent directors. The Board may appoint special ad hoc committees from time-to-time for important matters.

AUDIT COMMITTEE

GEORGE L. PITA (Chair)	Members: Meg A. Gentle Suzanne P. Nimocks Brian G. Shaw

The Audit Committee is responsible for oversight of Ovintiv’s internal financial control systems and Ovintiv’s internal and external auditors and provides corresponding recommendations to the Board. In addition, the Audit Committee is responsible for overseeing the Company’s internal control environment, reviewing management’s identification of principal risks and monitoring the process for managing such risks. In 2022, the Board added cybersecurity oversight to the Audit Committee’s responsibilities. In carrying out its duties, the Audit Committee meets regularly in executive session (without management present) and with internal and external auditors.

The Audit Committee Charter is available on Ovintiv’s website at
https://www.ovintiv.com/audit-committee-charter.

Independence and Financial Literacy

Each Audit Committee member must be independent and financially literate in accordance with applicable securities laws and stock exchange rules. All current members of our Audit Committee satisfy these requirements. In addition, Ms. Gentle and Mr. Pita are “audit committee financial experts” as defined by the rules of the United States (“U.S.”) Securities and Exchange Commission (“SEC”).

30 | 2023 Proxy Statement	Ovintiv Inc.

CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

SUZANNE P. NIMOCKS (Chair)	Members: Ralph Izzo Lee A. McIntire Thomas G. Ricks

The CRG Committee has primary stewardship over governance matters on behalf of the Board, evaluating emerging topics and ensuring continued good governance of the Company, including with respect to ESG issues and ethics. The Committee helps the Board coordinate oversight of ESG issues and risks through an integrated approach of all the Board Committees’ responsibilities. The CRG Committee is also responsible for Board refreshment, onboarding new directors, identifying individuals qualified to become Board members and recommending to the Board proposed director nominees. The CRG Committee ensures the Board undertakes an annual Board evaluation process and periodically engages third parties to assist with this process.

The CRG Committee Charter is available on Ovintiv’s website at https://www.ovintiv.com/corporate-responsibility-governance-committee-charter.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

STEVEN W. NANCE (Chair)	Members: Ralph Izzo Lee A. McIntire Katherine L. Minyard Brian G. Shaw

The EH&S Committee assists the Board in fulfilling its oversight role with respect to occupational health, safety, environment and security of personnel and physical assets. The EH&S Committee has overall responsibility for reviewing and reporting to the Board on certain of Ovintiv’s ESG responsibilities related to environmental matters, including sustainability strategy and policy, risk identification and management, and environmental compliance.

The EH&S Committee Charter is available on Ovintiv’s website at https://www.ovintiv.com/ehs-committee-charter.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

THOMAS G. RICKS (Chair)	Members: Meg A. Gentle Howard J. Mayson Lee A. Mclntire

The HRC Committee is responsible for providing strategic oversight of human resource matters, including executive compensation and the social aspects of the Company’s ESG responsibilities, including DE&I initiatives. As part of the design of the compensation program, the HRC Committee reviews and recommends performance metrics for the Company’s annual bonus and long-term incentive (“LTI”) plans, performance goals and compensation for ELT members (with input from the CEO), and evaluates annual performance relative to such goals. In addition, the HRC Committee is responsible for reviewing and recommending director compensation for Board approval, reporting compliance under our stock ownership guidelines, and managing compensation-related risk.

The HRC Committee Charter is available on Ovintiv’s website at https://www.ovintiv.com/hrc-committee-charter.

Each of our HRC Committee members qualifies as a “Non-Employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

No HRC Committee member is a current or former officer or employee of Ovintiv or any of its subsidiaries or has a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

Ovintiv Inc.	2023 PROXY STATEMENT | 31

RESERVES COMMITTEE

HOWARD J. MAYSON (Chair)	Members: Katherine L. Minyard Steven W. Nance George L. Pita

The Reserves Committee oversees our internal qualified reserves evaluators, as well as any independent qualified reserves evaluators or auditors retained to evaluate and audit management’s reserves reporting procedures and our oil and natural gas reserves and resources data. The Reserves Committee also reviews Ovintiv’s annual reserves estimates prior to public disclosure.

The Reserves Committee Charter is available on Ovintiv’s website at
https://www.ovintiv.com/reserves-committee-charter.

Evolving Committee Responsibilities

We recognize the increased expectations for more sustainable performance by our industry on the part of all stakeholders. To ensure our Company remains positioned to effectively respond to these expectations, we regularly review our governance practices and structures. In addition to our ongoing Board refreshment process, we continue to be thoughtful about rotating committee membership and leadership in order to appropriately balance experience and continuity with fresh perspectives and viewpoints.

32 | 2023 Proxy Statement	Ovintiv Inc.

How We Maintain an Effective Board

Board Assessment Process

The CRG Committee conducts an annual assessment to review the Board’s strengths and identify opportunities for improvement. This assessment provides feedback from each director for the Board as a whole. Periodically, a third party will be engaged to assist with the assessment process. Following the assessment conducted in 2022, the Board Chair identified the following actions to support continuous improvement.

Feedback from Assessment	Actions Informed by What We Learned

• Broaden Board diversity

Board refreshment is an ongoing process and the Board aims to enhance its diversity of skills, backgrounds and perspectives, as this diversity is foundational to thoughtful decision-making. The Board actively seeks diverse candidates for all key positions and has adopted a Diversity of Board Candidates Policy to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including female and racially or ethnically diverse candidates in each director search. The Board has added three new independent directors since 2021, further enhancing the skill set, gender, racial and/or ethnic diversity of our Board.

• Differentiate Ovintiv as an industry leader in ESG

The Board is committed to effective ESG stewardship. The Board ensures each element of “E”, “S” and “G” receives due attention and oversight from a Board committee.

In 2023, we will further enhance our safety culture and processes with several key initiatives that are already underway related to strengthening our focus on serious injury and fatality prevention. In 2021, the Company continued to align its ESG disclosure to SASB and TCFD, implemented a methane emissions reduction target that applied to all employee compensation, and introduced a Scope 1 & 2 GHG emissions intensity reduction target that will continue to be tied to all employee compensation in 2023.

• Support risk management and information security	The Board is committed to supporting the Company in leveraging technology to protect the Company’s information and to manage cybersecurity risks and support digital readiness.

• Build upon existing processes for human capital management and succession planning

At both the Board and executive levels, the Board will continue to build upon a proven track record of effective succession planning, with independent Board members working closely and intentionally with internal successors.

Director Orientation

The CRG Committee oversees new director orientation, as well as continuing education for existing directors. New directors are partnered with experienced Board members to facilitate their orientation, build rapport, and ensure timely engagement in Board activities. New directors participate in a series of introductory meetings with the Board Chair, committee chairs, the CEO and ELT and are provided with an overview of Ovintiv’s business and the role and expectations of the Board and its committees. In 2022, the CRG Committee solicited feedback from the Company’s newest directors on the onboarding and orientation process.

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Director Continuing Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. To ensure continuing director education, Ovintiv:

Encourages and provides subscriptions to leading director education associations;

Regularly invites subject matter experts to Board and committee meetings to discuss emerging issues relevant to Ovintiv’s business and strategic objectives;

Provides detailed Board materials in advance of each meeting for pre-read and analysis; and

Hosts field visits for the Board to enhance focus on a key aspect of our business.

Below is a highlight of the Board’s Continuing Education in 2022:
Montney asset EH&S Field Tour.
Multi-industry trade association updates were provided on key business, trade, health, geopolitical and other risks affecting both the oil and gas sector and the broader market.
Interactive session with Company’s cybersecurity counsel on best practices for information security and board duties.
Interactive sessions with Company investors.
Interactive session with banking experts on commodity prices and macro considerations.
Interactive session with guest speaker from Sustainable Governance Partners LLC, offering governance trends among major U.S. institutional investors.
Interactive session with safety expert from the Krausse Bell Group.

Continuing education and seminars were conducted via the Institute of Corporate Directors (Canada), the National Association of Corporate Directors (U.S.), Financial Executives International, the Eurasia Group, the Canadian Public Accountability Board, Deloitte, Women Corporate Directors, and the Global Risk Institute.

“SEC/U.S. GAAP update” training was provided by PricewaterhouseCoopers LLP (“PwC”) to the Audit Committee.
Regular presentation of market fundamentals, including commodity price outlooks, basis differentials, geopolitical and other macro environment considerations and risks.
Regular analysis and presentations from the HRC Committee’s independent compensation consultant on key executive compensation matters.
Presentation from external legal counsel on board duties.

Director Attendance

In 2022, Ovintiv held five regularly scheduled Board meetings and 23 committee meetings. In aggregate, director attendance at Board and committee meetings in 2022 was 98%. Mr. lzzo attended less than 75% of the meetings in 2022 as a result of his September 6, 2022 appointment. All directors serving at the time, attended the 2022 annual meeting of shareholders.

Directors are expected to attend each meeting of the Board and their assigned committees. Ovintiv’s directors review all materials sent to them in advance of meetings and engage in regular evaluation of the Board’s effectiveness, its committees and individual directors.

34 | 2023 Proxy Statement	Ovintiv Inc.

Director attendance at Board and committee meetings for the year ended December 31, 2022 is summarized below.

	Board	Audit	CRG	EH&S	HRC	Reserves	Total

Peter A. Dea	5 of 5						5 of 5

Meg A. Gentle	5 of 5	5 of 5			5 of 5		15 of 15

Ralph Izzo(1)	1 of 2		1 of 2	1 of 2			3 of 6

Howard J. Mayson	5 of 5				5 of 5	3 of 3	13 of 13

Brendan M. McCracken	5 of 5						5 of 5

Lee A. McIntire	5 of 5		6 of 6	4 of 4	5 of 5		20 of 20

Katherine L. Minyard	5 of 5			4 of 4		3 of 3	12 of 12

Steven W. Nance	5 of 5			4 of 4		3 of 3	12 of 12

Suzanne P. Nimocks	5 of 5	5 of 5	6 of 6				16 of 16

George L. Pita	5 of 5	5 of 5				3 of 3	13 of 13

Thomas G. Ricks	5 of 5		6 of 6		5 of 5		16 of 16

Brian G. Shaw	5 of 5	5 of 5		4 of 4			14 of 14

Bruce G. Waterman(2)	5 of 5	5 of 5				3 of 3	13 of 13

Note:

(1)	Ralph Izzo was appointed to the Board effective September 6, 2022.
(2)	Bruce Waterman retired effective December 31, 2022.

Executive Sessions

Independent directors of the Board meet without the presence of management during executive session at regularly scheduled Board and committee meetings.

Engagement with Management

Directors interact regularly with the ELT and key personnel on an informal basis. In conjunction with Board meetings, receptions are frequently held with a cross-section of employees who have been identified for the Company’s leadership development program or who have contributed to significant corporate initiatives. This informal interaction allows Board members to learn more about Company operations and culture and provides insights to our leaders of tomorrow.

Human Capital Management

Succession Planning

The Board and ELT work together on a comprehensive executive succession planning effort that assess the competencies, experience, leadership capabilities and development opportunities of each potential candidate.

Over the last three years, Brendan McCracken was promoted to Chief Executive Officer, Rachel Moore to Executive Vice-President, Corporate Services, and

most recently, Meghan Eilers to Executive Vice-President, General Counsel & Corporate Secretary. Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession planning and development is overseen by the Board and includes rotations in responsibility, third-party coaching, assigned internal mentors and regular exposure to the Board and ELT.

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Diversity, Equity and Inclusion

We value diversity at all levels of the organization and intentionally work to increase the diversity of our team. By participating in programs that provide science, technology, engineering, mathematics and other opportunities to junior high and high school students, we believe we can foster the diversity of our future employee pool and contribute to the building blocks that will advance and strengthen our industry over time.

Our human resources team hosts a cross-functional working group to explore and address employee and talent pipeline diversity challenges, including diversity in field, technical and trade positions. This group develops recommendations for how Ovintiv can create a more diverse and inclusive workplace. In addition, the Company supports an employee-led organization called LINK – Leveraging Inclusion, Networking and Knowledge, which evolved from a gender-focused diversity group to one of broader inclusion.

In addition to LINK, the Company facilitates professional development opportunities for women and underrepresented groups through focused succession planning, unconscious bias training and other employee development and mentoring programs. The Board actively monitors best practices and corporate governance developments relating to DE&I. In 2020, this process led to the adoption of a Diversity of Board Candidates Policy to promote the identification and consideration of diverse director candidates for nomination to the Board. Under the policy, the CRG Committee has formally committed to including gender and racially or ethnically diverse candidates in each director search undertaken by the committee.

Ovintiv also has a long history of female leadership. Three of our executive officers reporting to the CEO are women and since 2010, at least two of our Board members have been women. This year, four of our director nominees are either gender or ethnically/racially diverse.

In 2022, we also committed to voluntarily disclosing extensive gender equality information and achieved a top ranking in this category with our inaugural inclusion to the Bloomberg Gender-Equity Index.

Inclusion in 2023 Bloomberg Gender Equality Index

36 | 2023 Proxy Statement	Ovintiv Inc.

Policies and Standards

Majority Voting

Ovintiv’s bylaws provide for majority voting in uncontested elections of directors. In any such election, if a director nominee receives a greater number of “against” than “for” votes, then he or she must tender his or her resignation to the Board. The CRG Committee will then make a recommendation as to such resignation to the Board, which will act on the CRG Committee’s recommendation within 90 days after certification of the election results. A director whose resignation is being considered cannot participate in Board or CRG Committee deliberations on the matter.

Business Code of Conduct

Ovintiv’s Business Code of Conduct (the “Code”) and other corporate governance policies and practices apply to its directors, officers, employees, and contractors. The Code outlines expectations regarding ethical business conduct, legal and regulatory compliance, details how to report suspected or actual wrongdoing, and expressly prohibits retaliation for “good-faith” reporting. All employees must recommit to the Code and its related policies annually. Training on the Code and key compliance issues are provided at all levels of the organization, and in 2022 the Board took part in the training so they could see firsthand what employees are trained on and were able to provide feedback to the Company.

Our Integrity Hotline

•

Our 24-7 Integrity Hotline facilitates anonymous reporting of potential Code violations. Hotline reports are received by an external third party and directed to Ovintiv’s Ethics and Compliance Team for handling.

•

Management reports to the CRG Committee on Hotline complaints and formal investigations. Concerns involving internal accounting control, auditing, or other financial irregularities are reported to the Audit Committee. Material investigations are directly reported to the full Board.

Any waiver of the Code in respect to an officer or director must be approved by the Board and promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and Ovintiv has never been required to make a public filing regarding a departure from the Code.

Annual Commitment

Each year, employees formally commit to follow the Code, acknowledging their understanding of and compliance with its key policies. 100% of employees recommitted to the Code in 2022.

A copy of the Code is available on our website at https://www.ovintiv.com/business-code-of-conduct-policy.

Human Rights Policy

Our Human Rights Policy recognizes the fundamental importance of human rights. Our respect for human rights is embodied in the way we operate and conduct ourselves – guided by our foundational values of safety, integrity, respect and trust. Our policy provides for anonymous reporting of concerns and through a third party hosted Integrity Hotline. Reported issues are investigated and addressed as necessary. We consider any violation of our human rights standards to be serious offenses that may result in termination, penalties or other legal consequences.

A copy of our Human Rights Policy is available on our website at https://www.ovintiv.com/ovintiv-human-rights-policy.

Ovintiv Inc.	2023 PROXY STATEMENT | 37

Ovintiv’s commitment to human rights is guided by international and national standards, including:

UN Guiding Principles on Business and Human Rights
UN Universal Declaration of Human Rights
The UN’s recognition that access to water is a human right
International Labor Organization’s Declaration of Fundamental Principles and Rights at Work
Organization for Economic Development Guidelines for Multi-national Enterprises
All applicable federal, state and provincial laws and regulations

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors (“Covered Persons”) are subject to our Securities Trading and Insider Reporting Policy. This policy prohibits insider trading, establishes guidelines for regular blackout periods related to financial reporting, and outlines trading restrictions and reporting obligations applicable to directors and certain officers. The policy also expressly prohibits Covered Persons from:

•	purchasing financial instruments that allow a Covered Person to own Ovintiv securities without the full financial risks of ownership (i.e. hedging), including by selling a “call option” or purchasing a “put option”;
•	selling Ovintiv securities they do not own, have not fully paid for, or have no right to own (i.e. a “short sale”);

•	holding Ovintiv securities in a margin account or otherwise pledging Ovintiv securities as collateral for a loan;

•	entering into equity monetization transactions involving any Ovintiv securities which (i) have not yet vested or (ii) constitute all or part of such Covered Person’s requirements (if any) under Ovintiv’s minimum share ownership guidelines; and

•	entering into brokerage arrangements that might result in a sale at a time when they are not permitted to trade.

Related Person Transactions

Ovintiv has written procedures in place for reviewing related person transactions as defined under Item 404 of Regulation S-K (each, a “Related Person Transaction”). In general, the Company will only enter into or ratify a Related Person Transaction when the Board, acting through the CRG Committee, determines that such Related Person Transaction is reasonable and fair to the Company. When determining whether a Related Person Transaction is reasonable and fair to the Company, the CRG Committee considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Company’s

Chief Financial Officer. In addition, any Related Person Transaction involving an executive officer must be pre-approved by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the Company’s outstanding common stock must be submitted to the Audit Committee for approval. Ongoing Related Person Transactions are reviewed annually for reasonableness and fairness to the Company or as changes to such arrangements are made.

Since January 1, 2022, there were no reportable Related Person Transactions under Item 404 of Regulation S-K.

Other Board Memberships

Several of our director nominees are also directors of other public companies. The Board does not impose express limits on the number of other public company boards on which our directors may serve.

However, the Board Chair regularly discusses expectations and time commitments associated with Board membership with prospective candidates and incumbent directors.

Our Director Compensation Program

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation, benefits, or other perquisites from Ovintiv. Mr. McCracken receives no compensation from Ovintiv in his capacity as a director. Director compensation is 69% equity based and at the director’s election, the remaining 31% may be taken in Deferred Share Units (“DSU”) or cash. In 2022, based on advice from the Board’s outside compensation consultant and external benchmarking, the Board determined to increase the annual retainer, Chair retainer and the CRG retainer.

38 | 2023 Proxy Statement	Ovintiv Inc.

Directors received annual compensation in the amounts shown below.

Annual Retainer	$USD

Chair of the Board	465,000

Board Member	290,000

Audit Committee Chair	20,000

HRC Committee Chair	15,000

Corporate Responsibility & Governance Committee Chair	15,000

Other Committee Chairs	10,000

Elements of Director Compensation

Compensation Element	Weighting	Description

Director Restricted Share Units (“Director RSUs”) under the Omnibus Incentive Plan	69%

•  Granted annually

•  Beginning in 2022, Equity settled immediately under the Omnibus Incentive Plan

•  Equity granted prior to 2022, settle on the earlier of three years from the grant date or retirement from the Board

Cash or DSUs(1)	31%	• Paid or granted in quarterly installments • Pro-rated for periods of partial service

Note:

(1)	At the director’s election, this remaining portion of the annual retainer can be paid in either cash or DSUs under the Deferred Share Unit Plan for Directors of Ovintiv Inc. (“Director DSU Plan”).

In 2022, directors received Director RSU grants in the amounts shown below.

Name	FMV of Grant	2022 Director RSU Grants(1)

Peter A. Dea	$331,271	7,451

Meg A. Gentle	$200,026	4,499

Ralph Izzo(2)	$64,112	1,217

Howard J. Mayson	$200,026	4,499

Lee A. McIntire	$200,026	4,499

Katherine L. Minyard	$200,026	4,499

Steven W. Nance	$200,026	4,499

Suzanne P. Nimocks	$200,026	4,499

George L. Pita	$200,026	4,499

Thomas G. Ricks	$200,026	4,499

Brian G. Shaw	$206,489	4,476

Bruce G. Waterman(3)	$206,489	4,476

Notes:

(1)

The number of director RSUs granted was based on the five-day value-weighted average price (“VWAP”) per share of the Company on the New York Stock Exchange (“NYSE”) or the Toronto Stock Exchange (“TSX”) immediately prior to the May 18, 2022 grant date (US$44.46, CA$57.81).

(2)

Received a pro-rated annual grant based on the five-day VWAP of shares of the Company on the NYSE immediately prior to the September 6, 2022 grant date (US$52.68). Mr. Izzo was appointed to the Board, effective September 6, 2022.

(3)	Mr. Waterman retired from the Board, effective December 31, 2022.

Director RSUs granted under the terms of the Omnibus Incentive Plan are currently settled in shares.

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2022 Director Compensation Table

Annual compensation of directors for the year ended December 31, 2022, is summarized in the following table.

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards($)	All Other Compensation(2)(3) ($)	Total ($)

Peter A. Dea(4)	133,750	331,271	389	465,410

Meg A. Gentle(4)	90,000	200,026	389	290,415

Ralph Izzo	28,614	64,112	134	92,860

Howard J. Mayson	100,000	200,026	389	300,415

Brendan M. McCracken(5)	–	–	–	–

Lee A. McIntire	90,000	200,026	389	290,415

Katherine L. Minyard	90,000	200,026	389	290,415

Steven W. Nance	100,000	200,026	389	300,415

Suzanne P. Nimocks	105,000	200,026	389	305,415

George L. Pita	103,187	200,026	389	303,602

Thomas G. Ricks	105,000	200,026	389	305,415

Brian G. Shaw(2)(4)	90,000	198,985	389	289,374

Bruce G. Waterman(2)(4)	96,813	198,985	339	296,137

Notes:

(1)	Fees earned or paid in cash includes both the cash portion of any annual Board and Committee retainers as well as any portion the director elected to receive in DSUs.
(2)

Amounts originally paid in Canadian dollars have been converted to U.S. dollars using exchange rate of C$1.00 = US$0.769, the average exchange rate for 2022, based on the daily buying rate published by the Bank of Canada.

(3)	Represents cost of Company-provided life insurance coverage.
(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)	Mr. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 44 for information on Mr. McCracken’s 2022 executive compensation.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until the holder retires from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a share of Ovintiv common stock. Retiring directors may redeem DSUs all at once or in stages, provided they do so prior to December 15 of the year following their departure from the Board. Directors are credited with dividend-equivalent DSUs when a dividend is paid on shares of Ovintiv common stock.

Director Share Ownership Guidelines

To ensure alignment with shareholders, independent directors must maintain an ownership stake in Ovintiv. Each independent director is required to purchase shares of Ovintiv common stock or hold DSUs or Director RSUs with an aggregate value of at least five times the director’s annual cash compensation within five years of appointment to the Board. Shares of Ovintiv common stock held directly or beneficially through a nominee, DSUs, and Director RSUs all count towards the guidelines.

Guideline compliance is evaluated annually. If a director falls into non-compliance solely due to a share price decline, we permit a grace period of one year to restore compliance. All of our directors either meet the ownership guidelines or are on track to meet the ownership guidelines within the five years from appointment as is required under our guidelines.

40 | 2023 Proxy Statement	Ovintiv Inc.

Securities Ownership

Securities Ownership of Officers and Directors

The following table provides information with respect to the ownership of securities by each director, each NEO named in the Summary Compensation Table on page 55, and the directors and executive officers as a group, all as of March 8, 2023. Unless otherwise noted, voting power and investment power are exercisable solely by the named person, and no shares of Ovintiv common stock were pledged as security by such person. As of March 8, 2023, all of the Company’s directors and officers meet, or are on track to meet, the ownership guidelines within the required period.

Name of Beneficial Owner	Aggregate Number of Shares and Stock Options Beneficially Owned(1)	RSUs, PSUs, and Stock Options(2)		Total Ownership	Percentage of Outstanding Shares of Common Stock

Corey D. Code	149,216	103,209		252,425	*

Peter A. Dea	38,689	71,938		110,627	*

Meg A. Gentle	4,499	11,945		16,444	*

Greg D. Givens	167,013	112,559		279,572	*

Ralph Izzo	1,217	–		1,217	*

Howard J. Mayson	36,766	17,164		53,930	*

Brendan M. McCracken	139,833	476,821		616,654	*

Lee A. McIntire	39,999	32,269		72,268	*

Katherine L. Minyard	15,499	7,238		22,737	*

Rachel M. Moore	53,565	97,843		151,408	*

Steven W. Nance	58,970	8,001		66,971	*

Suzanne P. Nimocks	37,736	28,785		66,521	*

George L. Pita	4,499	2,690		7,189	*

Thomas G. Ricks	172,411	8,172		180,583	*

Brian G. Shaw	30,992	39,551		70,543	*

Renee Zemljak	90,505	75,452		165,957	*

All directors and executive officers as a group(5)	1,072,489(3)	1,134,653	(4)	2,207,142

Notes:

*	Less than 1% of issued and outstanding shares of Ovintiv common stock as of March 8, 2023.
(1)

The amounts set forth in this column represent, in respect of each applicable director and officer, the sum of: (i) the number of shares of Ovintiv common stock in respect of which such director or officer had sole or shared voting or investment power as of March 8, 2023; and (ii) the number of shares of Ovintiv common stock that may be received by such director or officer upon the exercise of “in-the-money” stock options, RSUS or PSUs held by such director or officer that are exercisable on or before May 8, 2023 based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on March 8, 2023 (US$41.59) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 8, 2023 (C$57.40) for Canada-based directors and officers.

(2)

The amounts set forth in this column represent, in respect of each applicable director and officer, the number of shares of Ovintiv common stock that would be received by each applicable director or officer upon the stock-settlement of the RSUS, PSUs and stock options, as applicable, held by each such director or officer pursuant to the Omnibus Incentive Plan with a vesting date after May 8, 2023, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on March 8, 2023 (US$41.59) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 8, 2023 (C$57.40) for Canada-based directors and officers. For the purposes of this calculation, PSUs are valued at target level, however the actual number of shares of Ovintiv common stock deliverable based on actual performance may equal up to 200% of the target level. The RSUs, PSUs and stock options granted to the listed directors and officers pursuant to the Omnibus Incentive Plan may be settled in cash or in shares of Ovintiv common stock, as determined by the HRC Committee in its sole discretion. Because such awards will not vest on or before May 8, 2023, the shares of Ovintiv common stock associated with such awards are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(3)	Shares of Ovintiv common stock beneficially owned by unlisted executive officer Meghan N. Eilers (31,080) are included in this total.
(4)

The number of shares of Ovintiv common stock that would be received by unlisted executive officer Meghan N. Eilers (52,256) in the circumstances described in footnote (2) above are included in this total.

(5)	These numbers include 18 persons, 12 independent directors, and 6 executive officers.

Ovintiv Inc.	2023 PROXY STATEMENT | 41

Outstanding Equity Awards Held by Directors at Fiscal Year End

The following table shows DSUs and Director RSUs directly or indirectly held, controlled, or directed by the individual directors as of December 31, 2022.

Director	DSUs (#) and Market or Payout Value(1)	Director RSUs (#) and Market or Payout Value(2)

Peter Dea	46,515 ($2,439,952)	40,786 ($2,068,245)

Meg Gentle	3,780 ($191,669)	8,165 ($414,039)

Ralph Izzo	–	–

Howard Mayson	9,164 ($483,153)	23,363 ($1,184,754)

Brendan McCracken	–	–

Lee McIntire	24,607 ($1,297,346)	22,371 ($1,134,409)

Kate Minyard	–	7,238 ($367,048)

Steve Nance	–	22,710 ($1,151,630)

Suzanne Nimocks	20,785 ($1,095,840)	23,690 ($1,201,344)

George Pita	–	2,690 ($136,410)

Tom Ricks	–	22,881 ($1,160,293)

Brian Shaw	31,923 ($1,683,079)	22,105 ($1,165,420)

Bruce Waterman	45,109 ($2,378,282)	24,070 ($1,269,008)

Notes:

(1)

“Market or Payout Value” represents the value of vested DSUs not paid out or distributed and is determined by multiplying the number of DSUs held by each director as of December 31, 2022 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2022 (US$50.71 or C$68.56). Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

(2)

“Market or Payout Value” represents the value of vested RSUs not paid out or distributed and is determined by multiplying the number of RSUs held by each director as of December 31, 2022 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2022 (US$50.71 or C$68.56).

(3)	Mr. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 44 for information on Mr. McCracken’s 2022 executive compensation.

Delinquent Section 16(a) Reports

Based solely on our review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% shareholders that filed any reports for the year ended December 31, 2022 reported all transactions on a timely basis, with the exception of a Form 4 filed on behalf of George Pita, which included the late reporting due to a system error of the acquisition of certain dividend equivalent RSUs on September 30, 2022 in lieu of the receipt of dividends paid in accordance with the Omnibus Incentive Plan, and a Form 4 filed on behalf of Howard Mayson, which included the late reporting of a transfer to a charitable trust and subsequent divestiture by the charitable trust of 2,600 shares of common stock both on November 14, 2022.

Principal Shareholders

The table below provides the number of shares of Ovintiv common stock held by persons known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock, as of the date of such shareholders’ Schedule 13G filings with the SEC.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

1 The Vanguard Group, Inc.(1)	24,477,933	10.3%

2 Dodge & Cox(2)	21,654,776	8.7%

3 Fidelity Management & Research Co. LLC(3)	20,797,277	8.4%

4 BlackRock, Inc.(4)	18,811,019	7.6%

Notes:

(1)

Information based on a Schedule 13G/A filed with the SEC on March 10, 2023. Such filing indicates that The Vanguard Group has sole voting power with respect to none of the reported shares, shared voting power with respect to 204,766 of the reported shares, sole dispositive

42 | 2023 Proxy Statement	Ovintiv Inc.

power with respect to 24,805,844 of the reported shares and shared dispositive power with respect to 371,800 of the reported shares. The address for such shareholder is 555 California Street, 40th Floor, San Francisco, CA 94104.

(2)

Information based on a Schedule 13G/A filed with the SEC on February 14, 2023. Such filing indicates that Dodge & Cox has sole voting power with respect to 20,733,376 of the reported shares, sole dispositive power with respect to 21,654,776 of the reported shares and shared voting and dispositive power with respect to none of the reported shares. The address for such shareholder is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Information based on a Schedule 13G filed with the SEC on February 9, 2023. Such filing indicates that FMR LLC has sole voting power with respect to 19,733,922 of the reported shares, sole dispositive power with respect to 20,797,277 of the reported shares and shared voting and dispositive power with respect to none of the reported shares. The address for such shareholder is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Information based on a Schedule 13G/A filed with the SEC on January 31, 2023. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 17,251,534 of the reported, sole dispositive power with respect to 18,811,019 of the reported shares and shared voting and dispositive power with respect to none of the reported shares. The address for such shareholder is 55 East 52nd Street, New York, NY 10055.

Ovintiv Inc.	2023 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION

Item 2: Advisory	Vote to Approve Compensation of Named Executive Officers: The Board recommends you vote FOR this proposal

The Board has overseen the strategic evolution of Ovintiv and continues to drive long-term value creation for our shareholders. Consistent with that objective, the HRC Committee has developed a compensation program that delivers compensation commensurate with short- and long-term performance against key strategic goals

This Compensation Discussion and Analysis (“CD&A”):

•	IDENTIFIES the Company’s named executive officers for 2022;

•	DESCRIBES Ovintiv’s key compensation principles and approach to compensation governance;

•	EXPLAINS each component of Ovintiv’s executive compensation program; and

•	OUTLINES 2022 performance and compensation realized by the Company’s NEOs based on that performance.

Named Executive Officers

This CD&A describes our compensation practices and the compensation awarded or paid to each of our NEOs during the last completed fiscal year. For the year ended December 31, 2022, the Company’s NEOs consisted of the following:

Name	Title	Business Experience (Past Five Years)

Brendan McCracken President & Chief Executive Officer • Age: 47 • NEO Since 2020

Mr. McCracken was appointed President in 2020 and Chief Executive Officer of the Company in 2021. Mr. McCracken joined one of Ovintiv’s predecessor companies in 1997 and assumed a variety of leadership roles, including recent appointments as Executive Vice-President, Corporate Development & External Affairs in 2019 and Vice-President & General Manager of Canadian Operations in 2017.

Corey Code Executive Vice-President & Chief Financial Officer • Age: 49 • NEO Since 2019

Mr. Code was appointed Executive Vice-President & Chief Financial Officer of the Company in 2019. Mr. Code joined one of Ovintiv’s predecessor companies in 1999 and assumed a variety of leadership roles, including Vice-President, Investor Relations and Strategy in 2018 and Vice-President, Investor Relations in 2017.

Greg Givens Executive Vice-President & Chief Operating Officer • Age: 50 • NEO Since 2020

Mr. Givens was appointed Executive Vice-President & Chief Operating Officer of the Company in 2019. Mr. Givens joined the Company in 2018 as Vice-President and General Manager of Texas Operations. Prior to joining the Company, Mr. Givens was Vice-President Eagle Ford of EP Energy (a public oil and gas company) from 2012 to 2017.

Renee Zemljak Executive Vice-President, Midstream, Marketing & Fundamentals • Age: 58 • NEO Since 2014

Ms. Zemljak was appointed Executive Vice-President, Midstream, Marketing & Fundamentals of the Company in 2009. Ms. Zemljak joined one of Ovintiv’s predecessor companies in 2000 and assumed a variety of leadership roles, including her previous position as Vice-President of USA Marketing in 2002.

Rachel M. Moore Executive Vice-President, Corporate Services • Age: 51 • NEO Since 2022

Ms. Moore was appointed Executive Vice-President, Corporate Services of the Company in 2020. Ms. Moore joined Ovintiv in 2015 as Vice-President of Human Resources. Prior to joining the Company, Ms. Moore held a variety of senior leadership positions across multiple industries.

44 | 2023 Proxy Statement	Ovintiv Inc.

2022 Compensation Program Changes

The HRC Committee approved the following changes to our 2022 compensation program to strengthen the alignment of executive compensation with Company performance and shareholder experience and expectations. These changes are a result of Board engagement with shareholders and reflect the Board’s compensation consultant’s review of pay practices and programs across a broad range of industries.

Annual Bonus Changes

Approved more rigorous 2022 payout curves, which make above target payouts more difficult to obtain.

Long-Term Incentive Changes

Added both the S&P 400 and SPDR S&P Oil & Gas Exploration & Production ETF (XOP) indices to our Peer Group, to measure our performance against the general industry and a larger group of E&P peers.

All earned LTI awards were settled in shares of our common stock, creating stronger alignment to market practice and increasing employee share ownership.

Compensation Key Principles

Key Principle	Application to Executive Compensation

Alignment with shareholders	Compensation consists largely of at risk, performance-based LTI awards tied to critical performance goals needed to achieve long-term, sustainable value for our shareholders

Metrics are rigorously set to tie to key deliverables aligned with the Company’s annual and long-term objectives

Ovintiv’s 2022 Say-on-Pay vote received 97.7% support, which demonstrates shareholders’ strong support for our executive compensation practices and pay for performance alignment

Pay for performance	89% of total direct compensation for our CEO and 82% of total direct compensation for our other NEOs is tied to Ovintiv’s financial, operational, and total shareholder return (“TSR”) results

Annual bonus is determined by execution of financial and other key measures approved by the Board and contained in our Company Scorecard

The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our performance share units (“PSU”) program that align with the delivery of our strategic direction

Market-competitive pay	Compensation is designed around median target performance measured against our Peer Group (as defined on page 52 of this Proxy Statement)

Sound risk management	The HRC Committee is made up of independent directors and retains an independent compensation consultant

We conduct annual risk assessments of our executive compensation programs and reflect governance best practices

Ovintiv Inc.	2023 PROXY STATEMENT | 45

Named Executive Officer Pay Mix

Components of Our Executive Compensation Program

Executive compensation at Ovintiv is market-competitive and aligns pay with performance. Base salary and target short- and long-term pay levels are determined based on comparisons to a carefully selected group of industry peers. Our compensation program is summarized below.

	Element	Form of Award	Period	Program Components

Fixed	Base Salary (page 47)	Cash	One year	Determined by applying multiple factors including:
• Scope of responsibilities
• Experience
• Performance
• Market data from our Peer Group

At risk	Annual Bonus (page 47)	Cash, with an option to defer 25% or 50% into Deferred Share Units (“DSUs”)	One year	• Performance-based
• Annual bonus payouts to our ELT, including our NEOs, are based entirely on Company Score
• Company Scorecard measures Performance relative to Board-approved metrics and goals (described on page 48 of this Proxy Statement)
	Long-Term Incentives (“LTI”) (page 49)	Restricted Share Units (“RSUs”)	Grants vest annually in equal thirds.	• Promotes retention
• Realized value based on stock price performance
• RSUs granted under the Company’s Omnibus Incentive Plan are currently settled in stock
		Performance Share Units (“PSUs”)	“Cliff vest” after three years, generally subject to continued employment through the vesting date.	• Performance-based
• Realized value determined by our TSR performance relative to our Peer Group (described on page 51), as well as achievement of key strategic financial measures
• Maximum payout of 200% of target, but capped at 100% for negative absolute TSR
• PSUs granted under the Company’s Omnibus Incentive Plan are settled in stock

46 | 2023 Proxy Statement	Ovintiv Inc.

2022 Compensation Program

Base Salary

Base salaries for the NEOs are determined using market data from our Peer Group (as defined on page 52 of this Proxy Statement) and are reviewed every year at the HRC Committee’s February meeting. Base salary levels are set taking into account the market median, with adjustments to account for factors such as an individual’s time in role, experience level and expertise. In 2022, Mr. McCracken, Mr. Code, Mr. Givens and Ms. Moore recieved a base salary increase tied to total compensation positioning in the market.

The table below shows the 2022 year-end base salary for each NEO.

NEO	Position	Base Salary(1)
Brendan McCracken	President & Chief Executive Officer	1,030,000
Corey Code	Executive Vice-President & Chief Financial Officer	528,688
Greg Givens	Executive Vice-President & Chief Operating Officer	630,000
Renee Zemljak	Executive Vice-President, Midstream, Marketing & Fundamentals	490,000
Rachel M. Moore	Executive Vice-President, Corporate Services	432,563

Note:

(1)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

Annual Bonus

All employees participate in our annual bonus plan, which provides an opportunity to earn a cash award based on performance against a combination of Company metrics and individual objectives for the year. The annual bonus is designed to motivate employees to pursue our key business performance objectives. In setting the targets and ranges for each metric, we employ stress tests to ensure that there is appropriate alignment between performance and payouts.

The portion of the annual bonus tied to Company performance versus individual performance varies by job level. For NEOs, a Company score is calculated following the end of the year based on Ovintiv’s performance against the metrics set out in the Company Scorecard (the “Company Score”). The Company Score provides the baseline payout percentage for annual bonuses and includes an automatic 10 points downward adjustment should the Company experience a serious safety event during the year. Additionally, the Board retains discretion to adjust final payouts either up or down (within a range of -25% to +25%), to reflect unforeseen circumstances that occurred in the year.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can convert either 25% or 50% of their annual bonus award into DSUs. To defer part of an annual bonus award into DSUs, an executive must make an election prior to December 31 of the preceding calendar year. No NEOs participated in the plan in 2022. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are settled in cash and are payable only after an executive ceases to be an employee of Ovintiv.

Ovintiv Inc.	2023 PROXY STATEMENT | 47

Company Scorecard Metrics and Performance

The following metrics were selected in 2022 for our Company Scorecard. These metrics align with the key components of our strategic plan and our key ESG initiatives and serve as the building blocks of strong financial returns for shareholders.

Scorecard Metric(1)	Key Goals

Free Cash Flow(2)	• Achieve free cash flow of $1,785 million

Capital Efficiency(3)	• Achieve capital efficiency of $16,100/BOE/d

ESG	• Achieve TRIF of 0.15(4) • Achieve GHG Intensity of 16.8(5) • Achieve Spill Intensity of 0.028(6)

Total Costs(7)	• Achieve total costs of $14.88/BOE

Total Production	• Achieve annual Oil & C5+ production of 181 Mbbls/d

Notes:

(1)	Performance metrics and targets are updated annually to reflect changes in priorities given the macro environment.
(2)

Free Cash Flow† is defined as cash flow in excess of capital expenditures, excluding cash settled and capitalized LTI costs and including hedges. For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

(3)	Capital Efficiency is defined as capital invested per barrel of oil equivalent per day (“BOE/d”) for wedge and carry-in production in calendar year.
(4)	Total Recordables Injury Frequency (“TRIF”) equals Recordable Injuries X 200,000 divided by Total Exposure Hours.
(5)	GHG Intensity equals Scope 1 & 2 MT CO2e/Mboe.
(6)	Spills Intensity equals Produced Liquids Spilled (bbls) divided by Total Produced Liquids (mbbls).
(7)

Total Costs† is defined as the summation of upstream transportation and processing expense, upstream operating expense, administrative expense and capitalized indirect costs, excluding the impact of LTI, restructuring and legal costs, and current expected credit losses.

Our HRC Committee rigorously tested multiple scenarios to determine the appropriate threshold, target and maximum payout for each goal. Considerations included benchmark and geographical pricing sensitivities, operational efficiency, results of scenario analysis, funding and corporate financial statement implications and comparison to peer companies and industry trends.

The threshold, target and maximum ranges shown below reflect the Company Scorecard as approved by the Board for 2022.

Notes:

(1)	Scorecard targets based on 2022 Budget and adjusted for Uinta and Bakken Basin asset sales and quantifiable inflationary effects not foreseen when setting the 2022 Budget
(2)	10-point deduction override in the event of a fatality, regardless of performance against safety target

48 | 2023 Proxy Statement	Ovintiv Inc.

SAFETY: A FOUNDATIONAL VALUE

Safety is more than a priority – it is a foundational value and behavioral trait at Ovintiv. In 2022, we were effective in keeping low severity injuries to a minimum, however we did experience incidents of higher severity. Our focus in 2023 is to further enhance our safety culture and processes with several key initiatives that are currently underway related to strengthening our focus on serious injury & fatality prevention. We are committed to ensuring every person working on our sites goes home to their family safe at the end of the day.

Board Discretion

The total actual bonus paid to NEOs is the product of the Company Score subject to the Board’s discretion to adjust that result within a range of -25% to +25% if there are material unforeseen events or major dislocations in the industry during the year. In addition, the Board can adjust individual NEO scores within a range of -20% to +20% to reflect individual performance.

Use of Board Discretion

The Board made no discretionary adjustments to NEO 2022 bonuses.

2022 Annual Bonus Result

Following application of the above Company Score, the annual bonus payments to our CEO and other NEOs for 2022 are shown below.

	Bonus Target (% of Base Salary)(1)		Target Bonus(2) ($)	Total Actual Bonus ($)
	Target	Maximum

Brendan McCracken	125	250	1,278,125	1,457,063

Corey Code	100	200	468,609	534,215

Greg Givens	100	200	570,938	650,869

Renee Zemljak	80	160	379,750	432,915

Rachel Moore	70	140	270,698	308,595

Notes:

(1)	Annual bonus targets as a percentage of salary were unchanged in 2022 for Mr. McCracken. Messrs. Code, Givens and Ms. Zemljak received target percent increases tied to their market data.
(2)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

Long-Term Incentive Awards

LTI awards make up the largest portion of target compensation for our executives. These awards, which are primarily performance-based, are designed to incentivize delivery of our strategy and long-term value creation and payout of these awards correlates with Ovintiv’s stock price performance. LTI awards are granted annually, following approval by the HRC Committee. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

As described on page 50 of this Proxy Statement, the Company’s 2022 compensation program employed two LTI vehicles: RSUs and PSUs. In 2022, 50% of LTI awards granted to the Company’s NEOs were in the form of RSUs and 50% were in the form of PSUs. Compensation from RSUs is based solely on the Company’s stock price over the performance period. PSUs are performance-based, and compensation is only earned if the Company’s stock price performance is above the 25th percentile relative to the PSU Performance Peer Group and if strategic milestones are met.

Ovintiv Inc.	2023 PROXY STATEMENT | 49

LTI Awards Granted in 2022

Details of LTI awards granted to the NEOs in 2022 are shown below. The realized value of the 2022 LTI awards will be determined at the time of vesting based on the NEO’s continued service over the vesting period and company and stock price performance.

	RSUs		PSUs

	# of Units	Target Value(2) ($)	# of Units	Target Value(1)(2) ($)

Brendan McCracken	77,607	3,625,023	77,607	3,625,023

Corey Code	23,298	1,057,412	23,298	1,057,412

Greg Givens	26,761	1,250,006	26,761	1,250,006

Renee Zemljak	16,592	775,012	16,592	775,012

Rachel Moore	12,708	576,770	12,708	576,770

Notes:

(1)

Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50%) and Return on Invested Capital (40%) and Return on Inventory Renewal Capital (10%) over the three-year performance period ending December 31, 2024.

(2)	Amounts awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

2022 PSUs

The performance metrics for 2022 PSU awards are Relative TSR, Return on Invested Capital, and Return on Inventory Renewal Capital, creating strong alignment between executive compensation and the shareholder experience. The performance metrics for 2022 PSU awards, together with the weighting and rationale for each metric, are set out below.

2022 PSU Metric	Weighting	Measurement	Rationale for Metric

Relative TSR	50%	Three year TSR relative to our Peer Group	Aligned with the interest and experience of our shareholders.

Return on Invested Capital	40%	Measures the three year return on the 2022 capital program from the wedge production and cash flow	Aligned with capital discipline and performance and removes impact of prices

Return on Inventory Renewal Capital	10%	Measures our inventory renewal efforts by quantifying both inventory additions and full-cycle returns	Generating durable returns relies on a deep premium inventory. Our inventory renewal efforts are focused on a combination of organic and inorganic adds with premium full-cycle returns.

50 | 2023 Proxy Statement	Ovintiv Inc.

2020 PSU Settlement

Vesting and payout of 2020 PSU awards was assessed by the HRC Committee at its February 2023 meeting. The following table summarizes the payout ranges, the results achieved, and payouts for the 2020 PSU awards based on Relative TSR and strategic milestones performance over the three-year period beginning January 1, 2020 and ending December 31, 2022.

Notes:

(1)	Performance below the threshold results in a 0% payout, while performance at or above the maximum results in a 200% payout.
(2)	For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

2022 Peer Group

In 2022, we moved to using one peer group for purposes of benchmarking executive compensation and assessing PSU performance (our “Peer Group”). In order to remain competitive and retain top talent, we define our compensation market as a group of North American industry peers of a similar size, industry focus and geography as Ovintiv, and select our

Peer Group accordingly. The HRC Committee is careful to include relevant E&P-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. All members of our Compensation Peer Group meet the following criteria:

Compensation Peer Group: Evaluation Criteria

Financial and operational comparability	• total assets • production • product mix	• enterprise value • market capitalization • revenues

Nature and scope of operations	• primarily North American operations • operate in similar North American plays	• upstream E&P

Identified as competitive peer	• competitor for executive talent • competitor for investment capital	• identified internally or externally as a peer to Ovintiv

Ovintiv Inc.	2023 PROXY STATEMENT | 51

In light of our move to a single peer group and the adoption of a unified U.S. pay strategy for the NEOs, we made market adjustments where necessary to 2022 NEO pay (effective April 1, 2022) ranging from 3% for Mr. McCracken and up to 37% for other NEOs.

2022 Peer Group

Antero Resources Corporation	Diamondback Energy, Inc.	Pioneer Natural Resources Company

APA Corporation	EOG Resources Inc.	Range Resources Corporation

Canadian Natural Resources Ltd.	Enerplus Corporation	S&P 400 Index

Continental Resources Inc.	Hess Corporation	XOP

Coterra Energy Inc.	Marathon Oil Corporation

Devon Energy Corporation	Murphy Oil Corporation

Additions	Deletions
Range Resources Corporation(1) S&P 400 Index XOP	ARC Resources Ltd. Cenovus Energy Inc. Chesapeake Energy Corporation Crescent Point Energy Corp. EQT Corporation Enbridge Inc. Imperial Oil Ltd.	Seven Generations Energy Ltd. Southwestern Energy Company Suncor Energy Inc. TC Energy Corporation Tourmaline Oil Corporation Vermilion Energy Inc.

The HRC Committee assesses market competitiveness of compensation for the CEO and other members of the ELT each year using data from the Compensation Peer Group. To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of executives with comparable roles within our Compensation and PSU Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skill set and experience relative to external market counterparts.

Note:

(1)	In 2021, the Company had a Compensation Peer Group and a separate PSU Peer Group. Range Resources Corporation was included in the 2021 PSU peer group but not the 2021 Compensation Peer Group.

Compensation Governance

The following table outlines the executive compensation governance best practices that we follow and the pitfalls that we avoid.

PRACTICES WE FOLLOW	PRACTICES WE PROHIBIT

Maintain an independent HRC Committee whose members have the necessary skills, knowledge and experience	Re-pricing, option exchanges, or cancellations of LTI grants

Retain an independent compensation consultant that provides no services on behalf of management	Gross-up of executive compensation, including perquisites or incentive awards, to account for taxes

Grant LTIs with payouts that are tied directly to absolute stock price performance and stock price performance relative to a group of industry peers	Excessive severance packages or guaranteed compensation for any executive

Cap payouts for executive annual bonus awards and PSU grants	“Single trigger” vesting of LTI awards granted in 2018 and onward

Maintain “double trigger” vesting provisions for cash severance payable to our executives upon a change in control	Hedging and short-selling of Ovintiv stock by directors, officers and employees

Maintain “double trigger” accelerated vesting provisions for all LTI grants

Impose executive compensation clawback requirements and robust stock ownership guidelines

52 | 2023 Proxy Statement	Ovintiv Inc.

Independent Compensation Advisors

The HRC Committee retains FW Cook as its independent compensation consultant to provide objective expertise on executive compensation matters. FW Cook reports directly to the HRC Committee Chair. In 2022, FW Cook received $101,517.80 for executive compensation-related services.

Management engages WTW (formerly, Willis Towers Watson) to provide pension-related services, including as actuary to our Canadian pension plans, and from time-to-time to provide competitive market data regarding our compensation program and employee benefit programs. In 2022, WTW received $11,625 for compensation-related services, and $961,383 for other services provided to management.

Compensation Risk Management

THE BOARD AND HRC COMMITTEE USE A STRUCTURED DECISION-MAKING PROCESS TO MITIGATE COMPENSATION-RELATED RISK

The Board and the HRC Committee mitigate compensation-related risk using a structured decision-making process and program safeguards. The HRC Committee’s structured approach to compensation risk is designed to discourage inadvertent or undue risk-taking by incorporating risk management principles directly into our program design, actively considering risk as a key element of compensation decision-making and requiring annual compensation program risk assessments.

Our annual compensation risk assessments are reviewed, and often conducted, by the HRC Committee’s independent compensation consultant. The most recent risk assessment, found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on Ovintiv.

Specific examples of how our program incorporates compensation risk management include:

 use of balanced, financial and operational performance metrics in our Board-approved Company Scorecard;

 use of a balanced mix of vehicles in our annual LTI grants;

 imposition of vesting and payout maximums (or caps) in our PSU grants; and

application of our incentive program consistently across Ovintiv, so all employees, including our executives, are pursuing the same  objectives.

We believe these features reduce risk by diversifying rewards and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Compensation-related risk is mitigated through our corporate governance practices, which include robust stock ownership guidelines, an Incentive Compensation Clawback Policy, and prohibitions regarding hedging of equity awards and stock — all of which apply to incentive-based compensation granted to our executives.

Executive Stock Ownership Guidelines

Ovintiv’s executives and vice-presidents must achieve minimum stock ownership levels within five years of being appointed to their positions. An individual who receives a promotion resulting in an increased stock ownership target is given an additional five-year period to meet the new target. Targets are calculated as a multiple of annual base salary. Stock ownership is calculated based on the aggregate value of: (i) owned shares of Ovintiv common stock (including beneficial ownership); (ii) RSU holdings; (iii) DSU holdings; and (iv) other Ovintiv securities as may be approved by the Board.

The following table illustrates each NEO’s stock ownership requirement and actual stock ownership as of March 8, 2023.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Brendan McCracken	5	19.9

Corey Code	3	19.1

Greg Givens	3	21.6

Renee Zemljak	3	18.2

Rachel Moore	3	11.3

Ovintiv Inc.	2023 PROXY STATEMENT | 53

Incentive Compensation Clawback Policy

Our Incentive Compensation Clawback Policy applies if:

•	Ovintiv is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws;

•	incentive compensation received by a current or former executive in respect of years to which the restatement pertains exceeds the amount that would have been received under the restatement; and

•	an executive who received the incorrect amount of incentive compensation engaged in gross negligence, intentional misconduct, or fraud that either caused or significantly contributed to the material non-compliance resulting in the restatement.

Where such circumstances exist, the Board is authorized to: (i) require the executive to immediately reimburse Ovintiv any incentive compensation previously paid; (ii) immediately terminate any right of the executive to any unpaid incentive compensation; (iii) immediately withhold or cancel the value of any incentive compensation from any outstanding amounts owing to the executive to compensate for the value of any unrecovered incentive compensation amount; and (iv) initiate other action against the executive as the Board may deem necessary.

We intend to amend our clawback policy to be consistent with the requirements of Rule 10D-1 and the applicable NYSE listing standards implementing the same.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, there is not, and since January 1, 2022, there has not been, any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, Ovintiv or its subsidiaries to any of our current or former directors (including the director nominees) or executive officers or any of their respective associates.

The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2022. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting. The HRC Committee consists of Meg Gentle, Howard Mayson, Lee McIntire and Thomas Ricks.

Human Resources and Compensation Committee

54 | 2023 Proxy Statement	Ovintiv Inc.

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in the last three years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(3)

Brendan McCracken President & Chief Executive Officer	2022	1,022,500	7,250,046	—	1,457,063	—	435,764	10,165,373
	2021	702,756	6,032,292	—	1,469,661	—	434,773	8,639,482
	2020	349,517	1,353,325	—	258,312	—	79,751	2,040,905

Corey Code Executive Vice-President & Chief Financial Officer	2022	492,641	2,114,824	—	534,215	—	115,280	3,256,960
	2021	378,285	1,153,518	—	516,359	—	92,658	2,140,820
	2020	339,747	1,153,526	—	242,070	—	82,591	1,817,934

Greg Givens Executive Vice-President & Chief Operating Officer	2022	603,750	2,500,013	—	650,869	—	138,319	3,892,951
	2021	516,918	1,500,031	—	705,593	—	106,338	2,828,880
	2020	470,902	1,500,019	—	353,176	—	88,339	2,412,436

Renee Zemljak Executive Vice- President, Midstream, Marketing & Fundamentals	2022	490,000	1,550,025	—	432,915	—	124,344	2,597,284
	2021	490,000	1,500,031	—	624,260	—	121,283	2,735,574
	2020	490,000	1,500,019	—	325,850	—	117,215	2,433,084

Rachel Moore Executive Vice-President, Corporate Services	2022	397,092	1,153,540	—	308,595	—	103,875	1,963,102

Notes:

(1)

For 2022, 2021 and 2020 RSU and PSU grants, grant date fair value is calculated by multiplying the number of granted units by the VWAP of shares of Ovintiv common stock, on the five trading days immediately prior to the March 7, 2022 grant date (US$46.71 or C$59.02), (February 26, 2021 grant date (US$22.81 or C$28.22) and February 28, 2020 grant date (US$12.68 or C$17.11). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP. The values of the 2022 PSU awards at the grant date if the highest level of performance conditions were achieved would be as follows: Mr. McCracken-$7,250,046; Mr. Code-$2,114,824; Mr. Givens-$2,500,013; Ms. Zemljak-$1,550,025; and Ms. Moore 1,153,540.

(2)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate (for each year above) of C$1.00 = US$0.769 (average exchange rate for 2022) for year-over-year comparability.

Ovintiv Inc.	2023 PROXY STATEMENT | 55

All Other Compensation Table

The table below provides a breakdown of all other benefits and perquisites received by each of our NEOs in 2022:

Name	Year	Company Contributions to Retirement Plans ($)(1)	Annual Allowance ($)	Company Aircraft ($)(2)	Relocation Benefits ($)(3)	Other Perquisites and Benefits ($)(4)	Total ($)

Brendan McCracken	2022	155,900	36,000	220,551	21,363	1,950	435,764

Corey Code	2022	51,715	30,452	—	—	33,112	115,280

Greg Givens	2022	85,961	38,000	—	—	14,358	138,319

Renee Zemljak	2022	79,362	38,000	—	—	6,983	124,344

Rachel Moore	2022	41,069	30,452	—	—	32,353	103,875

Notes:

(1)

The amounts in this column represent the matching contributions made by the company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in further detail in Retirement and Other Benefits on page 61.

(2)

The amounts in this column represent the value of personal aircraft use. The aggregate incremental cost to Ovintiv for personal use of Ovintiv’s aircraft is calculated based on Ovintiv’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(3)	Mr. McCracken received a relocation benefit to move from Canada to the U.S. upon his appointment as Chief Executive Officer.
(4)	The amounts in this column include company match of respective investment plan contributions, limited personal club memberships and taxable benefit of company parking.

56 | 2023 Proxy Statement	Ovintiv Inc.

Grants of Plan-Based Awards for 2022

The following table provides information about 2022 annual bonus opportunities and LTI awards granted to our NEOs in 2022 under the Omnibus Incentive Plan.

	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brendan McCracken				0	$1,278,125	$2,556,250
	RSU	03/07/2022	02/23/2022							77,607	$3,625,023
	PSU	03/07/2022	02/23/2022				0	77,607	155,214		$3,625,023
Corey Code				0	$468,609	$937,219
	RSU	03/07/2022	02/23/2022							23,298	$1,057,412
	PSU	03/07/2022	02/23/2022				0	23,298	46,596		$1,057,412
Greg Givens				0	$570,938	$1,141,875
	RSU	03/07/2022	02/23/2022							26,761	$1,250,006
	PSU	03/07/2022	02/23/2022				0	26,761	53,522		$1,250,006
Renee Zemljak				0	$379,750	$759,500
	RSU	03/07/2022	02/23/2022							16,592	$775,012
	PSU	03/07/2022	02/23/2022				0	16,592	33,184		$775,012
Rachel Moore				0	$270,698	$541,395
	RSU	03/07/2022	02/23/2022							12,708	$576,770
	PSU	03/07/2022	02/23/2022				0	12,708	25,416		$576,770

Notes:

(1)

Represents 2022 annual bonus program opportunities. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2022 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 55 of this Proxy Statement.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2022. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the units granted plus reinvested dividends based on Relative TSR (50 percent) and Strategic Milestones (50 percent) over the three-year performance period ending December 31, 2023.

(3)	RSU awards plus reinvested dividends vest annually over a three-year period.
(4)	Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table presents information regarding equity awards outstanding under the Company’s LTI plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	8,507,315	$29.21	8,543,273

Equity compensation plans not approved by security holders	None	None	None

Total	8,507,315	$29.21	8,543,273

Ovintiv Inc.	2023 PROXY STATEMENT | 57

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs as of December 31, 2022.

						Stock Awards

	Stock Option Awards(1)					RSUs		PSUs

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Stock Option exercise price ($)	Stock Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)
Brendan McCracken						184,266	$9,344,129	306,287	$9,344,129
	10,598	—	—	$22.95	09/10/2026
	10,373	—	—	$35.80	03/08/2026
	4,326	—	—	$54.35	02/26/2025
	5,378	—	—	$58.75	02/27/2024
Corey Code						57,857	$3,050,374	133,002	$3,050,374
	27,843	—	—	$45.05	05/08/2026
	6,997	—	—	$47.70	03/08/2026
	4,629	—	—	$68.80	02/26/2025
	4,929	—	—	$77.15	02/27/2024
Greg Givens						71,778	$3,639,862	172,471	$3,639,862
	17,826	—	—	$22.95	09/10/2026
	15,058	—	—	$35.80	03/08/2026
	3,696	—	—	$69.15	08/09/2025
Renee Zemljak						61,409	$3,114,050	162,102	$3,114,050
	10,039	—	—	$35.80	03/08/2026
	12,500	—	—	$54.35	02/26/2025
	11,976	—	—	$58.75	02/27/2024
Rachel Moore						36,717	$1,935,817	91,014	$1,935,817
	6,427	—	—	$47.70	03/08/2026
	2,740	—	—	$68.80	02/26/2025
	2,900	—	—	$77.15	02/27/2024

Notes:

(1)	Stock option awards vest over three years (30% the first two years and 40% the third year) and expire seven years from grant date.

(2)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2022. Awards to U.S. based NEOs were valued based on the NYSE (US$50.71), and those to Canadian-based NEOs were valued based on the TSX (C$68.56). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

(3)

The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2022. Awards to U.S. based NEOs were valued based on the NYSE (US$50.71), and those to Canadian-based NEOs were valued based on the TSX (C$68.56). The performance metric applied for the 2020 PSU grant is based on a payout of 170%, 2021 and 2022 PSU grants are based on a payout of 100% of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

58 | 2023 Proxy Statement	Ovintiv Inc.

Stock Option Exercises and Stock Vested for 2022

The following table provides information relating to the value realized upon the exercise of stock options and the vesting of RSUs and PSUs under the Company’s incentive plans during the last fiscal year.

			Stock Awards

	Stock Option Awards		RSUs		PSUs

Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1)(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(1)(4) ($)

Brendan McCracken	19,440	724,918	66,723	3,240,057	16,099	783,407

Corey Code	19,760	736,523	28,172	1,346,192	20,045	913,926

Greg Givens	—	—	40,449	1,958,912	24,450	1,193,718

Renee Zemljak	46,104	1,016,019	45,747	2,208,848	27,606	1,302,175

Rachel Moore	6,130	191,448	20,745	960,122	6,772	316,436

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of Ovintiv common stock on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.769 (average exchange rate for 2022).

(2)

The values realized upon vesting for RSUs are based on the NYSE or TSX at March 7, 2022 (US$48.74 and C$62.34) and March 8, 2022, (US$47.78 and C$60.84). Mr. McCracken also had RSU grants vesting on August 5, 2022 and December 1, 2022 based on NYSE (US$47.82, US$54.51 respectively). Ms. Moore also had RSU grants vesting on July 1, 2022 based on TSX (C$56.94).

(3)	The performance multiplier for the 2019 PSU grant was determined to be 104.2%.
(4)

The values realized upon vesting for 2019 PSUs are based on NYSE or TSX at March 8, 2022, (US$47.78 and C$60.84). Mr. Code also had PSU grant vesting on May 18, 2022 based on TSX (C$58.43). Mr. McCracken and Mr. Givens also had PSU grants vesting on September 10, 2022 based on NYSE (US$52.30).

Change in Control Arrangements

Ovintiv does not have general employment contracts with our NEOs; however, each NEO has a change in control (“CIC”) agreement that provides for payment of severance and other termination benefits upon a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan. The relevant terms of our executive CIC arrangements and treatment of LTI awards are summarized in the table below.

Application	CEO and all other ELT members.

Trigger

A CIC and subsequent termination of executive’s employment within 24 months either: (i) by Ovintiv other than for Cause; or (ii) by the executive for Good Reason. Cause is defined as anything that would constitute “just cause” for the summary of your employment at common law. Good Reason is defined as a material adverse change in your employment terms.

Severance

Lump sum cash payment equal to two times the sum of the executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years).

Benefits

Continuation of health, dental, life, disability, and accident insurance benefits for 24 months (or a lump sum payment in lieu). Career counseling, financial counseling, and executive benefits for 24 months.

Pension	Continued accrual or crediting of contributions (for Defined Contribution pension plan participants) or cash payment equal to the value thereof for 24 months.

Stock Options/SARs	All unvested stock options/SARs vest immediately and remain exercisable until the earlier of 24 months and the expiration date.

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

Ovintiv Inc.	2023 PROXY STATEMENT | 59

TREATMENT OF LTIs UPON TERMINATION OR CHANGE IN CONTROL

Voluntary or Involuntary Termination Outside a CIC

Upon termination under the age of 55, all RSUs, PSUs and unvested stock options are forfeited and cancelled, and any vested stock options must be exercised within 60 business days of termination.

Upon early retirement between the ages of 55 to 60, whether initiated by Ovintiv or due to the applicable employee’s resignation: (i) unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement, and are paid at the scheduled vesting date; (ii) vested stock options or SARs must be exercised within six months of termination of employment; and (iii) unvested options or SARs are cancelled.

Upon retirement above the age of 60, whether initiated by Ovintiv or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and stock options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC	In February 2018, we amended our LTI award agreements to incorporate “double trigger” vesting provisions. For all LTI awards granted to our NEOs beginning February 2018, both a CIC and subsequent termination, of the executive by the Company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest.

Termination Due to Death	Treatment of LTIs upon the death of an NEO is similar to treatment of LTIs for a voluntary or involuntary termination outside a CIC, with the exception that individuals under the age of 55 at the time of death are treated in the same manner as an early retirement between the ages of 55 and 60.

Potential Payments Upon Termination or Change in Control

The following table illustrates the amount of compensation payable to each of our NEOs assuming various termination scenarios or a change in control of the company as if such event occurred on December 31, 2022. The amounts shown below are calculated as at December 31, 2022, and all Canadian dollar amounts have been converted to U.S. dollars using the Bank of Canada exchange rate in effect on such date (being C$1.00 = US$0.738).

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)		Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)

Brendan McCracken

Salary Severance		2,060,000	(1)	2,060,000	(1)

Annual Incentive Plan		2,055,795	(2)	2,575,000	(2)

Value of Unvested LTIs				22,821,326	(3)	11,899,152

Incremental Value (Pension Benefits)		378,216	(4)	378,216	(4)

Other Compensation and Benefits		75,900	(7)	75,900	(7)

TOTAL:		4,569,911	(8)	27,910,442		11,899,152

Corey Code

Salary Severance				1,014,750	(1)

Annual Incentive Plan				1,057,375	(2)

Value of Unvested LTIs				7,942,255	(3)	5,294,854

Incremental Value (Pension Benefits)				113,652	(5)

Other Compensation and Benefits				122,005	(7)

TOTAL:				10,250,037		5,294,854

Greg Givens

Salary Severance				1,260,000	(1)

Annual Incentive Plan				1,260,000	(2)

Value of Unvested LTIs				10,065,225	(3)	6,904,674

Incremental Value (Pension Benefits)				204,120	(6)

Other Compensation and Benefits				80,980	(7)

TOTAL:				12,870,325		6,904,674

60 | 2023 Proxy Statement	Ovintiv Inc.

	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Within a Change-in-Control ($)		Termination Due to Death ($)

Renee Zemljak

Salary Severance			980,000	(1)

Annual Incentive Plan			886,573	(2)

Value of Unvested LTIs	6,612,483	6,612,483	9,013,601	(3)	6,612,483

Incremental Value (Pension Benefits)			158,760	(6)

Other Compensation and Benefits			118,601	(7)

TOTAL:	6,612,483	6,612,483	11,157,535		6,612,483

Rachel Moore

Salary Severance			830,250	(1)

Annual Incentive Plan			605,588	(2)

Value of Unvested LTIs			5,211,695	(3)	3,443,788

Incremental Value (Pension Benefits)			92,988	(5)

Other Compensation and Benefits			120,548	(7)

TOTAL:			6,861,068		3,443,788

Notes:

(1)	Calculated using two times NEOs’ base salary in effect at December 31, 2022.

(2)	Calculated based on the greater of (i) two times current target Bonus or (ii) two times the average of annual bonus award paid in the immediately preceding three years from 2020 to 2022, inclusive).

(3)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100% of the respective target amount using the NYSE or TSX closing price of shares of Ovintiv common stock, on December 31, 2022, or US$50.71 and C$68.56 respectively. Value of 2022, 2021 and 2020 RSU grants reflects all RSUs outstanding as at December 31, 2022 valued, for illustration purposes, based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2022, or US$50.71 and C$68.56 respectively.

(4)

In the event of a CIC and termination of employment, Mr. McCracken would be compensated based on additional service for purposes of his U.S. Defined Contribution Pension Plan participation of 24 months. The incremental value is equal to 13% of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(5)

In the event of a CIC and termination of employment, Mr. Code and Ms. Moore would be compensated based on additional service for purposes of their Canadian Defined Contribution Pension Plan participation of 24 months. The incremental value is equal to 8% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(6)

In the event of a CIC and termination of employment, Mr. Givens and Ms. Zemljak would be compensated based on additional service for purposes of their U.S. Defined Contribution Pension Plan participation of 24 months. The incremental value is equal to 13% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(7)	Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions.

(8)	Reflects estimated value for without Cause termination pursuant to Mr. McCracken’s offer of employment dated June 8, 2021.

Retirement and Other Benefits

Ovintiv provides retirement and other benefits to our NEOs as described below.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution component. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67% for the CEO and 40% for other NEOs).

Canadian Defined Contribution Plan

Mr. Code and Ms. Moore participate in the defined contribution component of the Canadian Plan. Ovintiv contributes 8% of pensionable earnings to an individual’s defined contribution account. Participants select from a variety of investment options and manage their own accounts.

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25% base salary to self-selected investment options. Ovintiv matches these contributions to a maximum of 5% of base salary in shares of Ovintiv common stock purchased on the open market.

Ovintiv Inc.	2023 PROXY STATEMENT | 61

U.S. Defined Contribution Plans

Messrs. McCracken and Givens and Ms. Zemljak, participate in the Ovintiv USA Retirement Plan. Ovintiv contributes 8% of base salary to a participant’s defined contribution account. Similar to the Canadian Investment Plan, participant contributions are matched by Ovintiv up to 5% of base salary. Participants select among various investment options and manage their own accounts. As with the supplemental component of the Canadian Plan, Ovintiv also credits an amount equal to 8% of the executives’ annual bonus award (to a maximum of

67% of base salary for the CEO and 40% for the other NEOs) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Ovintiv USA Retirement Plan) by the Tax Code.

Welfare Benefits

NEOs participate in the same Company-sponsored welfare benefit programs as Ovintiv’s other employees, based on the country in which they reside.

Cash Payment in Lieu of Perquisites

Ovintiv provides employees, including NEOs, with a cash payment in lieu of offering specific perquisites.

Additional CEO Benefits

Mr. McCracken received additional benefits as part of his compensation arrangements entered into when he was appointed as CEO. These benefits include a prescribed-value annual allowance for personal travel on Company-owned aircraft. These benefits are treated as employment income and are fully taxable. Mr. McCracken receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year-end is forfeited and cancelled. See “All Other Compensation” column for Mr. McCracken in the Summary Compensation Table on page 55 of this Proxy Statement

2022 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal year 2022 under the terms of the NQDC by the NEOs:

Name	Executive contributions in last fiscal year(1)(5) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions(5) ($)	Aggregate balance at last fiscal year end(4)(6) ($)

Brendan McCracken	-	$116,250	($ 12,600)	$ 0	$ 123,196

Corey Code	-	$ 28,045	$ 39,791	$ 0	$ 200,050

Greg Givens	-	$ 46,946	($ 35,702)	$ 0	$ 120,396

Renee Zemljak	-	$ 39,730	($ 529,929)	$168,499	$1,387,191

Rachel Moore	-	$ 17,399	($ 1,579)	$ 0	$ 21,029

Notes:

(1)

These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. These amounts are reported in the “Non-Equity Incentive Plan Compensation” column (for 2021 annual bonus award paid in 2022) of the Summary Compensation Table on page 55 of this Proxy Statement

(2)

These include contributions made by Ovintiv to the NEO through the NQDC Plan and Canadian Supplemental DC Plan. These amounts are reported in the All Other Compensation column of the Summary Compensation Table on page 55 of this Proxy Statement.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 55 of this Proxy Statement as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. McCracken $52,151; Mr. Code $23,620; Mr. Givens $73,803; and Ms. Zemljak $304,706.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2022 of C$1.00 = US$0.769.

(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2022 exchange rate of C$1.00 = US$0.738.

62 | 2023 Proxy Statement	Ovintiv Inc.

CEO Pay Ratio

Mr. McCracken’s 2022 annual total target compensation was $10,165,373 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2022 calculated in accordance with Item 402(c)(x) of Regulation S-K (which includes 2022 base salary, target grant date fair value of LTI awards, annual bonus, Company contributions to retirement plan, annual allowance and other benefits) was $172,989. As a result, in accordance with Item 402(u) of Regulation S-K, we estimate that

Mr. McCracken’s 2022 annual total compensation was approximately 59 times that of our median employee. The median employee was determined based on actual 2022 total cash compensation for the period from January 1, 2022 to December 31, 2022, for the employee population as of December 31, 2022. We used a foreign exchange rate of C$1.00 = US$0.769 (the average exchange rate during 2022) to convert Canadian compensation into U.S. dollars for purposes of comparison.

Ovintiv Inc.	2023 PROXY STATEMENT | 63

Item 3.    Advisory Vote on the Frequency of Future Advisory Votes to Approve Compensation of Named Executive Officers

WHAT ARE YOU VOTING ON?

You are voting on a proposal to determine whether future shareholder advisory votes to approve the compensation of NEOs (as presented in Item 2) will occur every one, two or three years.

BOARD VOTING RECOMMENDATION
The Board recommends you vote ONE (1) YEAR for this proposal.

Section 14A of the Exchange Act requires that shareholders be provided with the opportunity to vote on a non-binding, advisory basis to determine whether advisory votes to approve the compensation of the NEOs (as presented in Item 2) will occur every one, two or three years. At our 2017 annual meeting, our shareholders voted in favor of “say-on-pay” votes occurring every year.

Based on our experience and after considering the arguments for and against the various alternatives, the Board recommends that shareholders vote for annual say-on-pay votes instead of the other options being presented. Although we believe our compensation programs cannot reasonably be judged on the results of a single year, we believe an annual vote provides shareholders with an important vehicle for expressing their views on the effectiveness of our compensation programs over time. With annual votes, the Human Resources Committee will have the benefit of shareholder views on our compensation programs every year and be able to evaluate changes in those views over time.

Consistent with our historical practice and in alignment with our desire for regular shareholder feedback about our compensation programs, we are asking our shareholders to approve, on a non-binding advisory basis, that future advisory votes to approve NEO compensation continue to be held every year. The proxy card provides shareholders with four choices on this Item: (ONE (1) YEAR, TWO (2) YEARS, THREE (3) YEARS, or ABSTAIN). The Board recommends that you vote to hold an annual advisory vote to approve NEO compensation every ONE (1) YEAR.

64 | 2023 Proxy Statement	Ovintiv Inc.

AUDIT MATTERS

Item 4.    Ratify PricewaterhouseCoopers LLP as Independent Auditors

WHAT ARE YOU VOTING ON?

You are voting on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditor of Ovintiv until the next annual meeting of shareholders.

BOARD VOTING RECOMMENDATION
The Board recommends you vote FOR this proposal.

The Audit Committee has authority and responsibility to review and evaluate Ovintiv’s independent auditors and to recommend to the Board whether to propose the reappointment of such independent auditors at the Meeting. The Audit Committee is also responsible for compensation, retention, and general oversight of the work of the independent auditors. The Audit

Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as Ovintiv’s independent auditors until the close of the next annual meeting of shareholders and shareholders are being asked to ratify such appointment. PwC (including its predecessors) has served as the Company’s independent auditors for over 10 years.

Evaluation and Selection of Independent Auditors

The Audit Committee believes that the continued retention of PwC as Ovintiv’s independent auditors is in the best interest of the Company and its shareholders. Factors considered by the Audit Committee in reaching this determination included:

• PwC’s independence • PwC’s technical expertise and knowledge of Ovintiv’s operations and industry • Appropriateness of PwC’s fees	• The quality and efficiency of services provided by PwC • External data on audit quality and performance, including PCAOB reports • PwC’s tenure as independent auditor

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and permissible non-audit services rendered by PwC during fiscal years 2022 and 2021.

(US$ thousands)	2022(5)	2021(5)

Audit Fees(1)	2,543	2,494

Audit-Related Fees(2)	238	266

Tax Fees(3)	217	108

All Other Fees(4)	7	7

Total	3,005	2,875

Notes:

(1)

Audit fees consist of fees for the audit of Ovintiv’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of Ovintiv’s financial statements and are not reported as Audit Fees. During fiscal 2022, the services provided in this category included reviews and audit procedures in connection with the Company’s financial system implementation and other regulatory consents. During fiscal 2021, the services included reviews in connection with acquisitions and divestitures, prospectus filings and French translations.

(3)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2022 and 2021, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns, transaction planning, legislative interpretations, and tax audits/reassessments.

(4)

During fiscal 2022 and 2021, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

(5)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an average exchange rate of C$1.00 = US$0.769 for 2022 (C$1.00 = US$0.798 for 2021).

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. Ovintiv did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2022 or 2021.

Ovintiv Inc.	2023 PROXY STATEMENT | 65

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the committee believes to be typical, recurring, or otherwise likely to be provided by PwC. It retains flexibility through the year to review as need may arise. Any such decision remains with the Audit Committee, not management.

Other Information

One or more representatives of PwC will attend Audit Committee Meetings. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification

The ratification of PwC as Ovintiv’s independent auditors requires an affirmative majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.

Report of the Audit Committee

Primary Responsibilities

Management is responsible for preparing Ovintiv’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of Ovintiv’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee operates under an Audit Committee Charter adopted by the Board that outlines its responsibilities and practices. The Audit Committee Charter is available on our website at www.ovintiv.com/audit-committee-charter.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of Ovintiv’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PwC served as Ovintiv’s independent auditors for the year ended December 31, 2022.

The Audit Committee has discussed with the independent auditors those matters required to be discussed under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from management and Ovintiv generally, as well as whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the results of management’s assessment of the effectiveness of Ovintiv’s internal controls over financial reporting, and the independent auditors’ audit of those internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Ovintiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

The Audit Committee consists of Meg Gentle, Suzanne Nimocks, George Pita, and Brian Shaw.

The Audit Committee

66 | 2023 Proxy Statement	Ovintiv Inc.

SCHEDULE A

Advisory Regarding Non-GAAP Measures

Ovintiv’s consolidated financial statements for the year ended December 31, 2022 are presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. This Proxy Statement contains references to non-GAAP measures as follows:

Non-GAAP Cash Flow, Non-GAAP Cash Flow per Share, Non-GAAP Free Cash Flow

Non-GAAP Cash Flow (or Cash Flow) is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Cash Flow per Share is Non-GAAP Cash Flow divided by the weighted average number of shares of common stock outstanding. Non-GAAP Free Cash Flow (or Free Cash Flow) is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital investment programs, to service debt and to meet other financial obligations. These measures are used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow is also referenced in the Company’s 2022 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 75.

($ millions)	2022

Cash From (used in) Operating Activities	3,866

Deduct (Add back):

Net change in other assets and liabilities	(57)

Net change in non-cash working capital	(187)

Non-GAAP Cash Flow	4,110

Less: capital expenditures	1,831

Non-GAAP Free Cash Flow	2,279

Other Adjustments(1)	95

Non-GAAP Free Cash Flow, including Other Adjustments(2)	2,374

Non-GAAP Cash Flow	4,110

Weighted Average Shares of Common Stock Outstanding — Diluted	258.4

Non-GAAP Cash Flow per Share	15.91

(1)	Other adjustments includes cash settled long-term incentive costs and capitalized long-term incentive costs.
(2)	This measure is used as an internal metric for the Company’s Scorecard.

Non-GAAP Total Costs

Non-GAAP Total Costs is defined as the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive, restructuring and legal costs, and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from the Market Optimization, and Corporate and Other segments, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive, restructuring and legal costs, and current expected credit losses. When presented on a per BOE basis, Non-GAAP Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods. Non-GAAP Total Costs is also referenced in the Company’s 2022 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 75.

Ovintiv Inc.	2023 PROXY STATEMENT | 67

($ millions)	2022

Total Operating Expenses	8,611

Deduct (add back):

Market optimization operating expenses	4,242

Depreciation, depletion and amortization	1,113

Accretion of asset retirement obligation	18

Long-term incentive costs	193

Restructuring and legal costs	1

Current expected credit losses	(1)

Non-GAAP Total Costs	3,045

Divided by:

Production Volumes (MMBOE)	186.2

Non-GAAP Total Costs ($/BOE)	16.36

Non-GAAP Total Costs	3,045

Other Adjustments(1)	(280)

Non-GAAP Total Costs, including Other Adjustments(2)	2,765

Divided by:

Production Volumes (MMBOE)	186.2

Non-GAAP Total Costs, including Other Adjustments(2) ($/BOE)	14.85

(1)	Other adjustments excludes production, mineral and other taxes and includes capitalized indirect costs.
(2)	This measure is used as an internal metric for the company’s Scorecard.

Net Debt to Adjusted EBITDA

Net Debt to Adjusted EBITDA is a non-GAAP measure calculated as Net Debt divided by Adjusted EBITDA. Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents and Adjusted EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/

losses, gains/losses on divestitures and other gains/losses. Management believes this measure is useful to the Company and its investors as a measure of financial leverage and the Company’s ability to service its debt and other financial obligations. This measure is used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees.

($ millions)	2022

Long-term debt, including current portion	3,570

Less:

Cash and cash equivalents	5

Net Debt	3,565

Net Earnings (Loss)	3,637

Add back (Deduct)

Depreciation, depletion and amortization	1,113

Accretion of asset retirement obligation	18

Interest	311

Unrealized (gains) losses on risk management	(741)

Foreign exchange (gain) loss, net	15

Other (gains) losses, net	(33)

Income tax expense (recovery)	(77)

Adjusted EBITDA	4,243

Net Debt to Adjusted EBITDA (times)	0.8

68 | 2023 Proxy Statement	Ovintiv Inc.

SCHEDULE B
Pay v. Performance Tabl
e
and Information

Year	Summary Compensation Table Total For PEO (Brendan McCracken) (1)	Summary Compensation Table Total For PEO (Doug Suttles) (1)	Compensation Actually Paid to PEO (Brendan McCracken) (2)	Compensation Actually Paid to PEO (Doug Suttles) (2)	Average Summary Compensation Total For Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Cumulative TSR (3)	Peer Group Cumulative TSR (4)	Post-tax Net Income ($ MM)	Free Cash Flow ($ MM) (5)

2022	$10,165,373	$ —	$10,743,260	$ —	$2,927,574	$5,205,998	$223.90	$269.46	$ 3,637	$2,374
2021	$ 8,639,482	$12,127,629	$ 7,692,088	$27,173,054	$2,322,112	$4,377,664	$147.31	$153.96	$ 1,416	$1,730
2020	$ —	$11,183,487	$ —	$ 3,298,841	$2,559,717	$1,094,311	$ 62.84	$ 52.35	$(6,097)	$ 193
Notes:
(1)	The PEO and Other NEOs for the applicable years were as follows:
•	2022: Brendan McCracken served as PEO, Corey Code, Greg Givens, Renee Zemljak and Rachel Moore served as the other NEOs
•	2021: Brendan McCracken and Doug Suttles each served as PEO for a portion of the year. Corey Code, Greg Givens, Renee Zemljak & Joanne Cox served as the other NEOs
•	2020: Doug Suttles served as PEO. Brendan McCracken, Corey Code, Greg Givens, Renee Zemljak, Mike McAllister & David Hill served as the other NEOs
(2)	The amounts disclosed reflect adjustments to the “Total” amounts in the Summary Compensation Table per the table below.
(3)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(4)	The peer group used for this purpose is the SPDR Oil & Gas Exploration & Production ETF.
(5)
Free Cash Flow is defined as
non-GAAP
cash flow in excess of capital expenditures, excluding net acquisitions and divestitures. For additional information regarding non-GAAP
measures, refer to
Schedule A
of this Proxy Statement.

	2022				2021						2020
	PEO (Brendan McCracken)		Average for Other NEOs		PEO (Brendan McCracken)		PEO (Doug Suttles)		Average for Other NEOs		PEO (Doug Suttles)		Average for Other NEOs

Summary Compensation Table Total		$10,165,373		$2,927,574		$8,639,482		$12,127,629		$2,322,112		$11,183,487	$2,559,717

Reported Value of Equity Awards		$(7,250,046)		$(1,829,601)		$(6,032,292)		$(9,500,000)		$(1,249,870)		$(8,500,013)	$(1,616,404)

Reported Change in Pension Value	$		$		$		$		$			$—	$(55,338)

Adjustments

Year End Fair Value of Equity Awards Granted During Year		$776,094		$259,147		$2,477,559		$4,750,708		$623,398		$1,776,093	$288,744

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards as of Year End		$3,097,011		$1,343,891		$2,012,542		$14,545,867		$2,011,361		$(2,851,383)	$(328,235)

Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year		$3,954,828		$2,504,986		$594,797		$5,248,850		$670,663		$1,690,658	$213,199

Pension Service Cost for the Year	$		$		$		$		$		$		$32,628

Total Equity Award Adjustments		$7,827,933		$4,108,024		$5,084,898		$24,545,425		$3,305,422		$615,367	$173,708

Compensation Actually Paid		$10,743,260		$5,205,998		$7,692,088		$27,173,054		$4,377,664		$3,298,841	$1,094,311

Ovintiv Inc.	2023 PROXY STATEMENT | 69

Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy designed to align executives with shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance ta
b
le.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

70 | 2023 Proxy Statement	Ovintiv Inc.

Compensation Actually Paid and Net Income

Compensation Actually Paid and
Non-GAAP
Free Cash Flow
†

Ovintiv Inc.	2023 PROXY STATEMENT | 71

Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to t
h
e Company’s performance are as follows:
1. Free Cash Flow
2. Capital Efficiency
3. Relative TSR
4. Return on Capital Invested

72 | 2023 Proxy Statement	Ovintiv Inc.

SCHEDULE C

Description of the Key Terms – Omnibus Incentive Plan
The Omnibus Incentive Plan was adopted by Encana on February 13, 2019 and approved by shareholders at Encana’s 2019 Annual Meeting of Shareholders. The Omnibus Incentive Plan replaced Encana’s Employee Stock Appreciation Rights Plan, Performance Share Unit Plan for Employees, ESOP, Restricted Share Unit Plan for Employees and Restricted Share Unit Plan for Directors (collectively, the “Prior Plans”) in respect of all future awards, and no new awards will be granted under such Prior Plans. Outstanding awards granted under the Prior Plans continue to be governed by the terms of the applicable Prior Plan until such awards are exercised, expire, or are otherwise terminated or cancelled.
Ovintiv became the parent company of Encana and its subsidiaries and adopted the Omnibus Incentive Plan in its entirety effective January 24, 2020.

Purpose

The Omnibus Incentive Plan is designed to, among other things, promote a proprietary interest in the company among eligible individuals and to align the interest of such individuals with the interests of the company’s shareholders through the issuance of long-term incentive awards.

Eligibility

The Omnibus Incentive Plan permits the grant of stock options, SARs, RSUs, PSUs, restricted stock and other share-based awards (each, an “Award” and collectively, the “Awards”) to directors, officers and employees of the company and its affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or directorship from the company or its affiliates (collectively, “Eligible Individuals”). As of March 10, 2022, there were
11
non-employee
directors, 6 executive officers and 1,338
non-executive
employees eligible to participate in the Omnibus Incentive Plan. A stock option designated as an “incentive stock option” under the applicable grant agreement may be granted only to employees of the company and its subsidiaries (within the meaning of Section 424(f) of the Tax Code).

Administration

The Omnibus Incentive Plan is administered by the HRC Committee or any other committee of the Board consisting of at least two directors (such administering body to be referred to in this section as the “Committee”).

Awards Available for Issuance; Awards Outstanding

The maximum number of shares of Ovintiv common stock that can be issued from treasury or purchased in the open market and delivered to participants pursuant to Awards granted under the Omnibus Incentive Plan is 12,000,000, or approximately 4.9 percent of the issued and outstanding shares of Ovintiv common stock as of February 28, 2023. Shares of Ovintiv common stock that were reserved for Awards granted under the Omnibus Incentive Plan that expire, or are terminated, forfeited or cancelled, will not be counted against the limit, but will be available for issuance pursuant to Awards subsequently granted under the Omnibus Incentive Plan.
As of December 31, 2022, there were 113,013 stock options (together with tandem SARs); 263,760 SARs; 4,908,921 RSUs; and 3,308,392 PSUs (calculated at target grant award) outstanding under the Omnibus
Incentive Plan representing, in the aggregate, 3.5 percent of the issued and outstanding shares of Ovintiv common stock as of such date. As of December 31, 2022, 8,366,284 shares of Ovintiv common stock remained available for issuance pursuant to Awards granted under the Omnibus Incentive Plan, representing 3.4 percent of the issued and outstanding shares of Ovintiv common stock as of such date.
Limits on Awards to Insiders,
Non-Employee
Directors and Any One Person
The Omnibus Incentive Plan includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual and provide that the aggregate number of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year

Ovintiv Inc.	2023 PROXY STATEMENT | 73

period, or issuable to insiders of Ovintiv, at any time, under the Omnibus Incentive Plan and any other security-based compensation arrangement of Ovintiv cannot exceed 10 percent of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted
basis).
The Omnibus Incentive Plan also provides that no
non-employee
director of the company shall be granted Awards covering shares of Ovintiv common stock with an aggregate grant date Fair Market Value (as defined below) in excess of US$800,000 during any one-year
period, and no more than US$100,000 of such allocated grant date Fair Market Value shall be comprised of stock options or SARs. In addition, a non-employee
director shall not be granted any Awards under the Omnibus Incentive Plan if, at the time of such grant, such grant could result in the aggregate number of shares of Ovintiv common stock issued to all non-employee
directors exceeding one percent of the company’s then issued and outstanding shares of common stock.
No stock option that is intended to qualify as an incentive stock option may be granted to any Eligible Individual who, at the time of such grant, owns shares of Ovintiv common stock possessing more than 10 percent of the total combined voting power of all shares of common stock of the company, unless at the time such stock option is granted, the exercise price is at least 110 percent of the Fair Market Value of a share of Ovintiv common stock and such stock option expires before the fifth anniversary of the date on which it was granted.
Subject to the terms of the Omnibus Incentive Plan, “Fair Market Value” means, with respect to any particular date, the volume weighted average trading price per share of Ovintiv common stock on the stock exchange designated in the applicable grant agreement during the five trading days immediately preceding such date.

Adjustments

Adjustments may be made to the exercise price of outstanding Awards, the number and kind of securities subject to outstanding Awards, and the aggregate number and kind of securities reserved for issuance and delivery under the Omnibus Incentive Plan, in certain circumstances, including in the event of a share split, share dividend, reverse share split, share combination, reorganization, recapitalization, merger, arrangement, consolidation, acquisition of property or shares, share rights offering, liquidation, or similar event affecting the company or its capital structure.

Awards of Stock Options and SARs

Each stock option granted under the Omnibus Incentive Plan entitles an Eligible Individual to purchase one or more shares of Ovintiv common stock upon payment of an exercise price, subject to the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. SARs may be granted as a separate Award or in conjunction with a stock option. Upon the exercise of a SAR, the Eligible Individual will be entitled to receive an amount equal to the product of (i) the excess of the closing price of one share of Ovintiv common stock on the last trading day preceding the date of exercise of the SAR over the exercise price of the applicable SAR, multiplied by (ii) the number of shares of Ovintiv common stock in respect of which the SAR has been exercised. Stock options granted with a tandem SAR allow the Eligible Individual to surrender the stock option and exercise the related SAR, or to exercise the stock option (in which case the related SAR will immediately terminate, and no payment will be made or shares of Ovintiv common stock issued in respect thereof). The applicable grant agreements for SAR grants not made in conjunction with a stock option specify whether such payment shall be made in cash or shares of Ovintiv common stock or reserve to the Committee or the Eligible Individual the right to make that determination prior to or upon the exercise of the SAR.
The exercise price per share of Ovintiv common stock subject to a stock option or SAR is determined by the Committee and set forth in the applicable grant agreement and cannot be less than the Fair Market Value of a share of Ovintiv common stock on the applicable grant date.
The vesting provisions and term of each stock option and SAR is fixed by the Committee, however in no event will any stock option or SAR be exercisable more than 10 years following the grant date of such Award, subject to the terms of the Omnibus Incentive Plan. Notwithstanding the foregoing, if the date on which a stock option or SAR is meant to terminate, expire or lapse (the “Termination Date”) occurs during a trading blackout period imposed by the company and applicable to the relevant participant, or within 10 business days of the expiry thereof, then the Termination Date will be extended to the date that is 10 business days following the expiry date of such trading blackout period.
The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s stock options and SARs is as set forth in the applicable grant agreement.

74 | 2023 Proxy Statement	Ovintiv Inc.

Awards of RSUs

RSUs are Awards denominated in shares of common stock that are settled in a specified number of shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of a specified number of shares of Ovintiv common stock, as determined in the sole discretion of the Committee.
RSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of RSUs is conditioned upon the continued service of the applicable Eligible Individual.

An Eligible Individual to whom RSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the RSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof.
The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s RSUs is as set forth in the applicable grant agreement.

Awards of PSUs

PSUs are Awards denominated in shares of common stock that are settled in shares of Ovintiv common stock or a cash amount equal to the Fair Market Value of shares of Ovintiv common stock, as determined in the sole discretion of the Committee. The number of PSUs settled will vary depending on the company’s achievement over a designated performance period of performance criteria determined by the Committee and set forth in the applicable grant agreement.
PSUs vest in accordance with the terms and conditions of the Omnibus Incentive Plan and the applicable grant agreement. The vesting of PSUs is conditioned upon the continued service of the applicable Eligible Individual.
An Eligible Individual to whom PSUs are awarded will have no rights as a shareholder with respect to the shares of Ovintiv common stock represented by the PSUs until such shares of Ovintiv common stock are actually delivered to the Eligible Individual in settlement thereof.
The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s PSUs is as set forth in the applicable grant agreement.

Awards of Restricted Stock

Shares of Restricted Stock are actual shares of Ovintiv common stock issued to an Eligible Individual, subject to certain restrictions on the ability to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock during the restriction period determined by the Committee. Subject to the foregoing and the terms of the applicable grant agreement, the applicable Eligible Individual will have, in respect of his or her shares of Restricted Stock, all the rights of a shareholder of Ovintiv holding the class or series of Ovintiv common stock that is the subject of the Restricted Stock, including the right to receive dividends and, subject to TSX approval, the right to vote the shares of Ovintiv common stock.
Vesting of Restricted Stock is conditional upon the continued service of the applicable Eligible Individual and may be subject to the achievement of performance criteria as determined by the Committee.
The effect of an Eligible Individual’s period of absence or termination of service on such Eligible Individual’s shares of Restricted Stock is as set forth in the applicable grant agreement.

Other Share-Based Awards

Subject to the terms of the Omnibus Incentive Plan, the Committee may grant equity-based or equity-related awards not otherwise described in the Omnibus Incentive Plan in such amounts and subject to such terms and conditions consistent with the terms of the Omnibus Incentive Plan as the Committee may determine, which may: (i) involve the transfer of actual shares of Ovintiv common stock to Eligible Individuals, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Ovintiv common stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, deferred share units or other awards denominated in, or with a value determined by reference to, a number of shares of Ovintiv common stock that is specified at the time of the grant of such award, and (iv) be designed to comply with applicable laws of jurisdictions other than the U.S. or Canada.

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Transferability

Awards under the Omnibus Incentive Plan are not transferable except by will or by laws of descent and distribution (or otherwise for estate settlement purposes). A stock option that is not designated as an incentive stock option under the applicable grant agreement or a SAR may be transferred by a participant, for no value or consideration, to such participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, if such transfer is expressly permitted by the Committee.

Amendments

The Board or the Committee may amend, alter or discontinue the Omnibus Incentive Plan or amend the terms of any Award granted thereunder from time to time without shareholder approval; provided however that:

(a)	approval of the holders of a majority of the shares of Ovintiv common stock present and voting in person or by proxy at a meeting of shareholders is necessary for any:

i.	increase in the maximum number of shares of Ovintiv common stock issuable pursuant to Awards granted under the Omnibus Incentive Plan;

ii.	amendment that would reduce the exercise price of a stock option or SAR;

iii.	amendment to extend the maximum term of any Award;

iv.	amendment to permit the transfer or assignment of Awards beyond what is contemplated by the Omnibus Incentive Plan;
v.	amendment to increase the limits on non-employee director participation contained in the Omnibus Incentive Plan;

vi.	amendment that removes or exceeds the insider participation limit contained in the Omnibus Incentive Plan;

vii.	amendment to the Omnibus Incentive Plan’s amendment provisions; or

viii.	amendment for which shareholder approval is otherwise required under the rules or policies of the TSX or the NYSE, as applicable, or any applicable law; and

(b)	the consent of the Award holder is obtained for any amendment, alteration or discontinuation which adversely alters or impairs the rights of the holder in respect of a previously granted Award.

Burn Rate

For the fiscal years ended December 31, 2020, December 31, 2021, and December 31, 2022, the annual burn rate of the Omnibus Incentive Plan, as calculated by dividing the number of securities granted under the Omnibus Incentive Plan during the applicable fiscal year that may be treasury-settled by the weighted average number of securities outstanding for the applicable fiscal year, in accordance with Section 613(p) of the TSX Company Manual, was 3.2%
1
, 1.4%
2
and 0.7%
3
, respectively.

1	Securities granted: 8,222,770; weighted average number of securities outstanding: 259,841,613
2	Securities granted: 3,690,183; weighted average number of securities outstanding: 258,938,455
3	Securities granted: 1,838,169; weighted average number of securities outstanding: 251,875,253

76 | 2023 Proxy Statement	Ovintiv Inc.

SCHEDULE D
Description of Key Terms – Employee Stock Option Plan

The ESOP is designed to encourage a proprietary interest in Ovintiv and align the interests of eligible employees, including our executives, with those of our shareholders. Under the ESOP, stock options are granted to eligible Canadian-based employees, including executives. The ESOP has been approved by our shareholders.
As of December 31, 2022, there were 176,989 stock options outstanding under the ESOP and zero additional options available for issuance under the ESOP, representing 0.7% and 0%, respectively, of the total number of outstanding shares of Ovintiv common stock at such date.
The ESOP is administered by the HRC Committee and the Board which have full authority to interpret the ESOP and any stock option granted thereunder. The HRC Committee also has discretion to attach tandem stock appreciation rights (“TSARs”) to stock options granted under the ESOP.
The ESOP includes provisions that generally mirror the insider restrictions set out in the TSX Company Manual, that provide the aggregate of shares of Ovintiv common stock issued to Ovintiv insiders, within any one-year
period, or issuable to insiders of Ovintiv, at any time, under the ESOP and any other security-based compensation arrangement of Ovintiv cannot exceed 10% of the total issued and outstanding shares of Ovintiv common stock (calculated on a non-diluted
basis).
Stock options may be granted from time to time to eligible employees. Subject to regulatory requirements, the HRC Committee and the Board determine the terms and conditions of stock options granted, which are set out in the ESOP and corresponding grant agreement with the recipient.
Stock options granted commencing in February 2015 are exercisable for a period of seven years from the grant date. Stock options granted prior to such date are exercisable for five years from the grant date. Stock options vest 30% on the first anniversary of grant, an additional 30% on the second anniversary of the grant, and an additional 40% on the third anniversary of the grant.
Upon termination of employment (other than by death or retirement), the stock option holder has until the earlier of 60 trading days or the stock option expiry date to exercise any vested unexercised stock options. In the event of death or retirement before age 60, the stock option holder has until the earlier of six months from such date or the stock option expiry date to exercise any vested unexercised stock options. In any of these events, any stock options that are unvested as of the date of termination of employment, death or retirement do not vest and are cancelled. In the event of death or retirement after age 60, the stock option holder may exercise vested stock options, and any unvested stock options continue to vest until the stock option expiry date.
Stock options granted and outstanding under the ESOP have associated TSARs that entitle the stock option holder to surrender the right to exercise his or her stock option to purchase shares of Ovintiv common stock and to instead receive cash. Such amount is valued based on the difference between the strike price and for TSARs granted after February 2015, the VWAP of shares of Ovintiv common stock on the TSX on the five trading days prior to vesting, and for TSARs granted prior to such date, the closing price of shares of Ovintiv common stock on the TSX on the immediately preceding trading day is used. In each case such stock price is multiplied by the number of optioned shares of Ovintiv common stock surrendered. Where a TSAR is exercised, the right to the underlying shares of Ovintiv common stock is forfeited and such number of shares of Ovintiv common stock are returned to the shares of Ovintiv common stock reserved for issuance under the ESOP.
A stock option can only be exercised by the stock option holder and is not assignable, except on death by the stock option holder’s estate. A stock option holder only has rights as a shareholder of Ovintiv with respect to shares of Ovintiv common stock he or she has acquired through exercise of a stock option.
Adjustments may be made to the exercise price of a stock option, the number of shares of Ovintiv common stock delivered to a stock option holder upon exercise of a stock option and the maximum number of shares of Ovintiv common stock that may be reserved for issuance under the ESOP, in certain circumstances, such as a stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares of Ovintiv common stock or other similar corporate change.
Where a stock option expires during or within 10 business days after a blackout period, the exercise period is extended 10 business days from the last day of the blackout period (“Blackout Extension Period”).
The Board may amend, suspend or terminate the ESOP in whole or in part; provided, however, no such amendment may, without the consent of stock option holders, adversely affect the rights under any stock option previously granted to the stock option holder under the ESOP.

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Shareholder approval is required in respect of any amendment of the ESOP that relates to:

•	any increase in the number of shares of Ovintiv common stock reserved for issuance under the ESOP;

•	any reduction in the exercise price or cancellation and reissue of stock options;

•	any extension of the term of a stock option beyond the original expiry date, except as permitted under the Blackout Extension Period;

•	any extension to the length of the Blackout Extension Period;

•	the inclusion of non-employee directors as eligible participants under the ESOP;
•	any allowance for the transferability of stock options (other than upon death of a stock option holder); or

•	amendments which require shareholder approval under applicable law.
For the fiscal year ended December 31, 2020, December 31, 2021 and December 31, 2022, the annual burn rate of the ESOP, as calculated in accordance with Section 613(p) of the TSX Company Manual, was 0%, 0% and 0%, respectively.
The amounts in this
Schedule D
have been adjusted to reflect the effects of the Share Consolidation.

78 | 2023 Proxy Statement	Ovintiv Inc.

FREQUENTLY ASKED QUESTIONS

Please read this section carefully for important information on how to vote your shares of Ovintiv common stock.

When is the Meeting?

The Meeting will be held at 8:00 a.m. (Mountain Time) on May 3, 2023. The Meeting will be held virtually. Shareholders as of the Record Date can participate in the Meeting by visiting www.virtualshareholdermeeting.com/ovv2023. If you wish to only listen to the Meeting, you can simply follow the Meeting link and sign on. If you wish to vote or ask a question during the Meeting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only shareholders as of the close of business on the Record Date are entitled to vote at the Meeting, or at any adjournments or postponements thereof.

Am I a registered or non-registered shareholder?

You are a registered shareholder if you hold shares of Ovintiv common stock in your own name. If your name appears on a certificate for shares of Ovintiv common stock, you are a registered shareholder.

You are a non-registered shareholder if your shares of Ovintiv common stock are not registered in your name and are instead registered in the name of a nominee, such as a trustee, financial institution or securities broker. If your shares of Ovintiv common stock are listed in an account statement provided to you by your broker, you are likely a non-registered shareholder.

How do I vote?

Registered Shareholders

If you are a registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock using the methods described below.

YOU CAN VOTE YOUR SHARES OF OVINTIV COMMON STOCK IN ANY OF THE FOLLOWING WAYS:

ONLINE

Before the Meeting, you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2023. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Non-Registered Shareholders

If you are a non-registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock online at the Meeting or by giving voting instructions, as described below.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

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Who is soliciting my proxy?

The Board is soliciting proxies in connection with the Meeting. This solicitation is being made primarily by mail, but proxies may also be solicited personally by directors, employees or agents of Ovintiv using telephone, email or other electronic means.

Who pays for the proxy solicitation?

Ovintiv pays the costs of preparing, printing and distributing the proxy materials used in the solicitation of proxies. These costs may include the reimbursement of brokers and other entities who incur costs forwarding proxy materials to Ovintiv’s non-registered shareholders. Ovintiv has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies. Aggregate fees payable to Innisfree in connection with the solicitation of proxies will be approximately $25,000, plus reasonable out-of-pocket disbursements.

What is the deadline to return my voting instructions?

The deadline for submitting voting instructions by Internet, telephone or mail as a registered shareholder is 9:59 p.m., MT, on May 2, 2022. For shareholders whose shares are registered in the name of a bank, broker or another nominee, please refer to the information provided by your nominee for information about the deadline for submitting voting instructions.

How will my shares be voted if I am represented at the Meeting by proxy?

All shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions.

What happens if I return a proxy card without voting instructions?

If you submit a proxy and do not provide instructions regarding any matter identified in the Notice of the Meeting, your shares will be voted by the proxy holders as follows:

•	FOR the election of each of the 12 director nominees nominated in this Proxy Statement;

•	FOR advisory approval of the Company’s executive compensation;

•	For “ONE (1) YEAR” on the frequency of future advisory votes to approve the compensation of named executive officers; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

What should I do if I receive more than one form of proxy or voting instruction form?

If some of your shares are registered in your name and some are registered in the name of one or more nominees (such as a bank or broker), you will need to return more than one proxy card in order to vote all of your shares. Please follow the instructions provided on the proxy card carefully, as the voting process differs for registered and non-registered shareholders.

Can I change or revoke my proxy once I have given it?

If you are a registered shareholder, you can change or revoke your proxy prior to the vote being taken at the Meeting by:

•	submitting a written notice to Ovintiv’s Corporate Secretary at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado, 80202 prior to the Meeting;

•	submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above; or

•	voting online at the Meeting.

If you are a non-registered shareholder, you can change or revoke your proxy by following the specific instructions provided to you by your respective bank, broker or other nominee. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee as soon as possible to ensure any changes to voting instructions are communicated sufficiently in advance of the Meeting.

Only the latest validly executed proxy that you submit will be counted.

What is the quorum requirement for the Meeting?

The quorum requirement for the Meeting is a majority of all outstanding shares of Ovintiv common stock entitled to vote at the Meeting, either present in person or represented by proxy. As of the Record Date there were 243,122,665 issued and outstanding shares of Ovintiv common stock.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are providing access to this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, via the Internet using the U.S. SEC’s “notice and access” system. As a result, a Notice of Internet Availability of Proxy Materials will be mailed to each shareholder of record as of the Record Date. Shareholders may choose to access our

80 | 2023 Proxy Statement	Ovintiv Inc.

proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials or may request to receive a printed set of our proxy materials.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice of Internet Availability of Proxy Materials will find instructions on how to obtain a paper copy of such materials on their notice.

How many votes do I have?

You have one vote for each share of Ovintiv common stock that you held as of the close of business on the Record Date.

What happens if amendments, variations, or other matters are brought before the Meeting?

The appointee or appointees named in your proxy card will have discretionary authority to vote on any amendments or variations to the matters identified in the Notice of the Meeting and on any other matters that properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter.

What is a broker non-vote?

Without specific instructions, U.S. brokers and their agents or nominees cannot vote shares of common stock for their clients on certain proposals. Without specific instructions, Canadian brokers and their agents or nominees cannot vote shares of common stock for their clients. If the beneficial owner does not provide voting instructions and the broker elects to vote the beneficial owner’s shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting but will not be tabulated in determining whether any of the items presented at the Meeting has obtained the requisite vote to be approved.

What vote is required to approve each item?

In the election of directors, each nominee must receive more “FOR “ votes than “AGAINST” votes in order to be elected as a director. Abstentions and broker non-votes will have no effect on the election of directors.

For Item 2 (advisory approval of executive compensation) and Item 4 (ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors) the affirmative vote of a majority of the voting power of shares of stock of the Company present in person or represented by proxy and entitled to vote on the items will be required for approval. Abstentions will have the effect of a vote against these Items. Broker non-votes will have no effect on outcome of votes for these items.

For Item 3 (vote on frequency of advisory approval of executive compensation), the frequency which receives the most votes will be deemed the advice of the stockholders. Abstentions and broker non-votes will have no effect on the election of directors.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and act as inspectors of election for the Meeting. Broadridge maintains the confidentiality of individual shareholder votes, but proxies will be submitted to management if they contain comments clearly intended for management or to meet legal requirements.

Do shareholders have dissenters’ rights?

Ovintiv’s shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who can I contact if I have questions?

Innisfree M&A Incorporated

If you have questions about this Proxy Statement or require assistance completing your form of proxy or voting instruction form, please contact Innisfree at:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

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Shareholder Proposals and Director Nominations

Shareholder Proposals For Inclusion In Next Year’s Proxy Statement

Ovintiv is subject to the rules of the SEC under the Exchange Act with respect to shareholder proposals. Shareholder proposals submitted pursuant to SEC rules must be received no later than November 23, 2023 to be considered at Ovintiv’s 2024 Annual Meeting of Shareholders.

All shareholder proposals should be directed to the attention of the Corporate Secretary of Ovintiv, 370 17th Street, Suite 1700, Denver, Colorado 80202. Shareholders are advised that, under the rules of the SEC, the submission of a shareholder proposal does not guarantee its inclusion in the Company’s proxy materials. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Director Nominations For Inclusion In Next Year’s Proxy Statement

Ovintiv’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Ovintiv’s outstanding common stock continuously for at least three years to nominate and include in Ovintiv’s proxy statement, director nominees constituting up to the greater of two individuals or 20% (rounding down), provided that any nominating shareholders and nominees satisfy certain requirements specified in the Ovintiv bylaws, including in respect to form of notice and timely delivery.

Any proxy access nomination notice must be received no earlier than October 25, 2023 and no later than November 24, 2023.

Other Shareholder Proposals And Director Nominations

If a shareholder wishes to propose items of business or nominate a director for election to the Board without including such proposal or nomination in Ovintiv’s proxy statement, that proposal or nomination must comply with the notice procedures set out in Sections 2.2 and 3.3 of Ovintiv’s bylaws (which includes information required by Rule 14a-19 of the Exchange Act), respectively. These procedures require that Ovintiv receive written notice of shareholder proposals and director nominees at least 90 days (and not more than 120 days) before the anniversary of the prior year’s annual meeting of shareholders, which will be no earlier than January 4, 2024 and no later than February 3, 2024 for Ovintiv’s 2024 Annual Meeting on which the special meeting is announced; or (ii) 90 days before the special meeting (whichever date is later).

A copy of our amended and restated bylaws are filed on EDGAR and SEDAR, and also are available on our website at https://www.ovintiv.com/bylaws-of-ovintiv-inc.

Management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement.

Communication with the Board of Directors

Shareholders and other interested parties can communicate directly with our directors, including our Board Chair, at the following address:

Ovintiv Inc.

Attention:	Corporate Secretary 370 17th Street, Suite 1700 Denver, Colorado 80202 corporatesecretary@ovintiv.com

Shareholders can also direct inquiries to our investor relations personnel at investor.relations@ovintiv.com.

82 | 2023 Proxy Statement	Ovintiv Inc.

ADDITIONAL SHAREHOLDER INFORMATION

Additional Information

Additional information about Ovintiv, including copies of our Proxy Statement and Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2022), is available on our website at www.ovintiv.com and can also be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR at www.sedar.com. Shareholders can also request copies of these documents, free of charge, by contacting our Investor Relations department:

Ovintiv Inc. Attention: Investor Relations 370 17th Street, Suite 1700 Denver, Colorado 80202

References to information contained on our website at www.ovintiv.com is not incorporated by reference into, and do not constitute a part of, this Proxy Statement.

Certain statements contained herein may constitute forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially from the estimated or anticipated events or results expressed or implied in such forward-looking statements. For additional information on such assumptions, risks and uncertainties, please consult Ovintiv’s Annual Report on Form 10-K, which can be obtained by accessing Ovintiv’s profile on

EDGAR at www.sec.gov or SEDAR at www.sedar.com. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Although Ovintiv believes such forward-looking statements are reasonable, there can be no assurance that they will prove to be correct.

Housing of Proxy Materials

Only one proxy statement is being delivered to multiple security holders sharing an address unless Ovintiv has received contrary instructions from one of the security holders. Ovintiv undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement and provide instructions as to how a security holder can notify Ovintiv that such security holder wishes to receive a separate copy of the proxy statement. A security holder who wishes to receive a separate copy of the proxy statement can notify Ovintiv of such request by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300. Security holders sharing an address who are receiving multiple copies of annual reports to security holders or proxy statements can request the delivery of single copies of such documents by notifying Ovintiv by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300.

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Any questions and requests for assistance may be directed to:

Strategic Shareholder Advisor and Proxy Solicitation Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

OVINTIV INC. 370 17TH STREET, SUITE 1700 DENVER, CO 80202 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ovv2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V00331-P87132 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OVINTIV INC. The Board of Directors recommends you vote FOR Proposals 1, 2, 4 and 1 Year for Proposal 3: ITEM 1. Election of the 12 Director Nominees Named in the Proxy Statement Nominees: For Against Abstain 1a. Peter A. Dea ! ! ! For Against Abstain 1b. Meg A. Gentle ! ! ! 1k. Thomas G. Ricks ! ! ! 1c. Ralph Izzo ! ! ! 1l. Brian G. Shaw ! ! ! 1d. Howard J. Mayson ! ! ! ITEM 2. Advisory Vote to Approve Compensation of Named ! ! ! Executive Officers 1e. Brendan M. McCracken ! ! ! 1 Year 2 Years 3 Years Abstain 1f. Lee A. McIntire ! ! ! ITEM 3. Advisory Vote on the Frequency of Future ! ! ! ! Votes to Approve the Compensation of 1g. Katherine L. Minyard Named Executive Officers ! ! ! For Against Abstain 1h. Steven W. Nance ! ! ! ITEM 4. Ratify PricewaterhouseCoopers LLP as Independent ! ! ! Auditors 1i. Suzanne P. Nimocks ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1j. George L. Pita ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V00332-P87132 OVINTIV INC. Annual Meeting of Stockholders May 3, 2023 8:00 AM (MT) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Peter A. Dea and Brendan M. McCracken, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVINTIV INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, MT on May 3, 2023, at www.virtualshareholdermeeting.com/ovv2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side